Exhibit 99

PROTECTIVE LIFE CORPORATION

401(K) AND STOCK OWNERSHIP PLAN

AS AMENDED AND

RESTATED AS OF

JANUARY 1, 2007

PROTECTIVE LIFE CORPORATION

401(k) AND STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

	ARTICLE I
	INTRODUCTION

1.1	Establishment and Amendment of Plan	1
1.2	Applicability of the Plan	1

	ARTICLE II
	DEFINITIONS

	Account	2
	After-Tax Account	2
	After-Tax Contributions	2
	Affiliated Company	2
	Alternate Payee	2
	Annual Before-Tax Contribution Limit	2
	Annual 415 Compensation	2
	Authorized Leave of Absence	3
	Before-Tax Account	3
	Before-Tax Contributions	3
	Beneficiary	4
	Board of Directors	4
	Break in Service	4
	Catch-Up Contribution Limit	4
	Catch-Up Contributions	5
	Catch-Up Eligible Participant	5
	Code	5
	Committee	5
	Company	5
	Company Matching Account	5
	Company Matching Contributions	5
	Company Stock	5
	Company Stock Subaccount	6
	Compensation	6
	Current Obligations	7
	Disability	7
	Disqualified Person	7
	DOL Regulations	8
	Earliest QDRO Retirement Age	8
	Earliest QPSA Retirement Age	8
	Early Retirement Eligibility Date	8
	Eligible Borrower	8
	Employee	8
	Employer	9

i

ERISA	9
ESOP	9
Exempt Loan	9
Fiduciary	10
Five Percent Owner	10
Forfeiture	10
Former Participant	11
Hardship	11
Highly Compensated Employee	11
Highly Compensated Former Employee	12
Highly Compensated Participant	12
Hour of Service	12
Income	13
Investment Fund	13
IRS Regulations	13
Key Employee	13
Leased Employee	13
Loan Account	14
Loan Procedures	14
Non-Highly Compensated Participant	14
Non-Key Employee	14
One-Percent Owner	14
One-Year Break in Service	14
Order	14
Participant	15
Participant Loan	15
Participant Note	15
Participating Company	15
Pension Plan	15
Plan	15
Plan Year	15
Prior Plan	15
Profit-Sharing Account	15
Profit Sharing Contributions	15
Qualified Domestic Relations Order	15
Qualified ESOP Participant	16
Required Commencement Date	16
Restricted Company Matching Account	16
Restricted Profit Sharing Account	16
Retirement	16
Rollover Account	17
Rollover Contribution	17
Spouse	17
Terminated Participant	17
Termination of Employment	17
Top-Heavy Plan	17
Trust Agreement	17
Trust Fund	17

	Trustee	17
	Unallocated Company Stock Suspense Account	17
	Unrestricted Company Matching Account	18
	Unrestricted Profit Sharing Account	18
	USERRA	18
	Valuation Date	18
	Vested	18
	Year of Service	18

	ARTICLE III
	ELIGIBILITY AND PARTICIPATION

3.1	Eligibility	19
3.2	Employees Not Eligible to Participate	19
3.3	Reemployment	19
3.4	Eligibility Upon Entry or Re-Entry into Eligible Class of Employees	19
3.5	Omission of Eligible Employee	20
3.6	Inclusion of Ineligible Employee	20
3.7	Election Not to Participate	20
3.8	Special Rules Regarding Reemployed Veterans Under USERRA	20

	ARTICLE IV
	CONTRIBUTIONS AND ALLOCATIONS

4.1	Before-Tax Contributions	22
4.2	Company Matching Contributions	23
4.3	Profit Sharing Contributions	23
4.4	Other Allocations	24
4.5	Legally Required Contributions	25
4.6	Supplemental Company Matching and/or Profit Sharing Contributions	25
4.7	Change of Control	26
4.8	Rollover Contributions	27
4.9	Employer Contributions	27

	ARTICLE V
	INVESTMENT OF CONTRIBUTIONS;
	ALLOCATION OF EARNINGS

5.1	Investment Funds	28
5.2	Changes of Investment Direction; Transfers	28
5.3	Valuation of Trust Fund & Participant Accounts; Dividend Allocations	28

	ARTICLE VI
	VESTING REQUIREMENTS; FORFEITURES

6.1	Vesting	32
6.2	Application of Forfeitures	32
6.3	Rehires	32

	ARTICLE VII
	RIGHTS OF WITHDRAWAL FROM THE PLAN
	PRIOR TO TERMINATION OF EMPLOYMENT;
	PLAN LOANS

7.1	In-Service Withdrawals - General	33
7.2	After-Tax Account; Rollover Account	33
7.3	Before-Tax Account	33
7.4	Company Matching, Profit Sharing and Plan Loan Accounts	34
7.5	Plan Loans	34
7.6	Alternate Payees	35

	ARTICLE VIII
	DISTRIBUTIONS UPON TERMINATION
	OF EMPLOYMENT

8.1	Termination Distributions	36
8.2	Lump-Sum Cashout Provision	36

	ARTICLE IX
	GENERAL DISTRIBUTION
	PROVISIONS

9.1	Consent Requirements	37
9.2	Required Minimum Distributions	37
9.3	Forms of Distribution	44
9.4	Direct Rollovers	44
9.5	Qualified Domestic Relations Orders	45

	ARTICLE X
	SPECIAL ESOP PROVISIONS

10.1	Exempt Loans	47
10.2	Nonterminable Protections and Rights	47
10.3	Put Option	48

	ARTICLE XI
	LIMITATIONS ON CONTRIBUTIONS

11.1	Annual Limit on Before-Tax Contributions	50
11.2	Distribution of Excess Deferrals	50
11.3	Annual ADP and ACP Tests-Applications of Safe Harbors	52
11.4	Section 415 Limits	54

	ARTICLE XII
	TOP-HEAVY PROVISIONS

12.1	Top-Heavy Definitions	57
12.2	General Rule	59
12.3	Determination of Top-Heavy	59
12.4	Minimum Allocations	60
12.5	Exceptions	61

	ARTICLE XIII
	ADMINISTRATION OF THE PLAN

13.1	Information	62
13.2	Appointment of Committee	62
13.3	Meetings	62
13.4	Quorum	62
13.5	Powers and Duties	62
13.6	Expenses	64
13.7	Funding Policy	64
13.8	Liability and Indemnity of Committee Members	64
13.9	Reliance on Reports and Certificates; Actions Taken in Good Faith	65
13.10	Member’s Own Benefits	65

	ARTICLE XIV
	PARTICIPANT ADMINISTRATIVE PROVISIONS;
	CLAIMS PROCEDURES

14.1	Personal Data to Committee	66
14.2	Address for Notification	66
14.3	Information Available	66
14.4	Beneficiary’s Right to Information	66
14.5	Claims for Benefits	66
14.6	Appeal and Review	67
14.7	Place of Payment and Proof of Continued Eligibility	67

	ARTICLE XV
	FUNDING AND INVESTMENT POLICY

15.1	Investment Policy	69
15.2	Application of Cash	69
15.3	Contributions	69
15.4	Return of Employer Contributions	69
15.5	Appointment of Trustee	70
15.6	Exclusive Benefit of Members	70
15.7	Benefits Supported Only By the Trust Fund	70
15.8	Rights to Assets of Trust Fund	70
15.9	Voting Company Stock	70

v

	ARTICLE XVI
	AMENDMENT AND TERMINATION

16.1	Amendment and Duration of the Plan	72
16.2	Procedure for Amendment	73
16.3	Termination of the Plan	73
16.4	Corporate Transactions	73
16.5	Merger with Other Plans	73

	ARTICLE XVII
	FIDUCIARY RESPONSIBILITIES

17.1	Fiduciaries	74
17.2	Allocation of Responsibilities	74
17.3	Procedures for Delegation and Allocation of Responsibilities	74
17.4	Basic Responsibilities	75
17.5	Liability Among Co-Fiduciaries	75

	ARTICLE XVIII
	GENERAL PROVISIONS

18.1	Payment in the Event of Legal Disability	77
18.2	Payments Only from Trust Fund	77
18.3	Unclaimed Benefits	77
18.4	Execution of Receipts and Releases	77
18.5	No Guarantee of Interests	78
18.6	Employer Records	78
18.7	Interpretations and Adjustments	78
18.8	Errors in Payment; Misstatements	78
18.9	Uniform Rules	78
18.10	Evidence	78
18.11	Severability	78
18.12	Notice	78
18.13	Waiver of Notice	79
18.14	Successors	79
18.15	Obligations of the Company	79
18.16	Inalienability of Benefits	79
18.17	Litigation Against the Plan	80
18.18	Service of Legal Process	80
18.19	No Rights Implied	80
18.20	Merger of Matrix Plan	80
18.21	Construction and Interpretation	81
18.22	Governing Law	81

	ARTICLE XIX
	PARTICIPATION IN AND WITHDRAWAL
	FROM THE PLAN BY AFFILIATED COMPANY

19.1	Participation in the Plan	82
19.2	Withdrawal from the Plan	82

PROTECTIVE LIFE CORPORATION

401(K) AND STOCK OWNERSHIP PLAN

ARTICLE I

INTRODUCTION

1.1           Establishment and Amendment of Plan.  The Company presently maintains the Plan as a defined contribution pension plan for its eligible employees and the employees of any Affiliated Company that has adopted the Plan.  The Plan was amended as of January 1, 1990 to qualify a portion of the Plan as an ESOP.  The Plan has been amended from time to time thereafter.  The Plan is hereby amended to provide additional diversification rights to Plan participants, is and restated effective as of January 1, 2007 unless otherwise provided herein.

1.2           Applicability of the Plan.  Unless otherwise specifically provided herein, the provisions of the Plan as set forth herein are applicable to Employees who are employed by an Employer on or after January 1, 2007.  Unless otherwise specifically provided herein, any person who was covered by the Plan as in effect before January 1, 2007, and who terminated employment before January 1, 2007, shall continue to be entitled to the benefits (if any) provided under the Plan as in effect as of the date of such termination of employment.

ARTICLE II

DEFINITIONS

The following words and phrases shall have the respective meanings set forth below unless the context clearly indicates otherwise:

Account means any account or accounts of a Participant under the Plan; provided that the Unallocated Company Stock Suspense Account shall not be considered an account for any Participant.

After-Tax Account means the Account established for a Participant’s After-Tax Contributions and the income, expenses, gains and losses with respect thereto.

After-Tax Contributions means voluntary after-tax contributions to the Plan made by the Participant.  After-Tax Contributions are not permitted after December 31, 2001.  Such contributions were generally referred to as “voluntary Employee contributions” in, and provided pursuant to, Section 4.12 of the Prior Plan.

Affiliated Company means the Company and any entity which is a member of the same controlled group of corporations or a controlled group of trades or businesses (as defined in Code Section 414(b) or (c), as modified by Code Section 415(h) for purposes of determining the limitation on benefits set forth in Section 11.4 and Code Section 415) as the Company, any entity which along with the Company is included in an affiliated service group as defined in Code Section 414(m), and any other entity which is required to be aggregated with the Company pursuant to Code Section 414(o).

Alternate Payee means any Spouse, former Spouse, child or other dependent of a Participant.

Annual Before-Tax Contribution Limit means $11,000 for the 2002 Plan Year; $12,000 for the 2003 Plan Year; $13,000 for the 2004 Plan Year; $14,000 for the 2005 Plan Year; $15,000 for the 2006 Plan Year; and the amount determined pursuant to Code Sections 402(g)(1) and 402(g)(4) for Plan Years after the 2006 Plan Year.

Annual 415 Compensation means a Participant’s wages, salaries, fees for professional service and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Affiliated Company to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as provided in Code Section 162)), and excluding the following:

(a)                                  Employer contributions to a plan of deferred compensation to the extent that, before the application of Code Section 415 to the plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k), and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

(b)                                 amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property ) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)                                  amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)                                 other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

Annual 415 Compensation for any Limitation Year (as defined in Section 11.4(c)(ii)) is the Annual 415 Compensation actually paid or includible in gross income during such Limitation Year.

For purposes of applying the limitations of Section 11.4, Annual 415 Compensation paid or made available during a Limitation Year shall include (a) for Limitation Years beginning after December 31, 1997, any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125 or 457, and (b)  for Limitation Years beginning after December 31, 2000, amounts which are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

Authorized Leave of Absence means any absence authorized by an Employer, including (a) leave for mandatory service in the Armed Forces of the United States, (b) jury duty, (c) leave under the Family and Medical Leave Act of 1993 or USERRA, and (d) leave for sickness, accident, vacation, or Disability, or for other reasons under rules established by the Employer and uniformly applied to all individuals similarly situated.

Before-Tax Account means the Account established for a Participant’s Before-Tax Contributions and the income, expenses, gains and losses with respect thereto.

Before-Tax Contributions means contributions to the Plan made in lieu of Compensation and in a manner intended to satisfy the requirements of Code Section 401(k) pursuant to a Participant’s deferral election as provided for in Section 4.1.  Such contributions were generally referred to as “Elective Contributions” in, and were provided pursuant to Section 4.1(a) of, the Prior Plan.  Any amounts distributed as Excess Annual Additions pursuant to Section 11.4 shall not be deemed to be Before-Tax Contributions.

Beneficiary means any person or entity designated by a Participant in accordance with the terms hereof to receive benefits hereunder in the event of the Participant’s death. Each Participant may, from time to time, select one or more Beneficiaries pursuant to such procedures as the Committee shall determine. Unless the provisions of this Plan or a Qualified Domestic Relations Order provide otherwise, the last such selection before the death of the Participant shall determine to whom Plan benefits, if any, shall be paid.

If the Participant is married at the date of the Participant’s death, the Beneficiary shall be the Participant’s surviving Spouse unless the Spouse has consented in writing to the designation of another Beneficiary, which designation may not be changed without consent of the Spouse unless the voluntary consent of the Spouse (i) expressly permits designations by the Participant without any requirement of further consent by the Spouse and (ii) acknowledges that the Spouse has the right to limit the consent to a specific Beneficiary. Such written consent must acknowledge the effect of the Participant’s Beneficiary selection and must be witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established to the satisfaction of the Committee that the consent may not be obtained because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulations.  Any consent by a Spouse (or establishment that the consent of the Spouse may not be obtained) shall be effective only with respect to that Spouse.

If a Participant’s Beneficiary selection is not made in compliance with these provisions or if all designated persons predecease the Participant, Beneficiary shall mean the first of the following classes of successive preference beneficiaries then surviving: the Participant’s (a) surviving Spouse, (b) surviving children (including adopted and step-children) in equal shares, (c) surviving parents in equal shares, (d) surviving brothers and sisters in equal shares, and (e) estate.

Board of Directors means the Board of Directors of the Company as constituted from time to time, or any committee appointed by the Board of Directors that is given authority to exercise some or all of the powers of the Board of Directors with respect to the Plan.

Break in Service means the cessation of crediting of Hours of Service when an Employee has a Termination of Employment or fails to report for work following a military leave or Authorized Leave of Absence (in which case the Break in Service shall be deemed to have occurred on the first day of the leave unless otherwise required by law or as set forth in the definition of Hours of Service).

Catch-Up Contribution Limit means the lesser of (a) $1,000 for the 2002 Plan Year; $2,000 for the 2003 Plan Year; $3,000 for the 2004 Plan Year; $4,000 for the 2005 Plan Year; $5,000 for the 2006 Plan Year; and, for Plan Years after the 2006 Plan Year, the amount determined pursuant to Code Section 414(v)(2), and (b) the excess (if any) of (1) the Participant’s Annual 415 Compensation over (2) the Participant’s Before-Tax Contributions and other elective deferrals (as defined in Code Section 414(u)(2)(C)) (other than Catch-Up Contributions).

Catch-Up Contributions means additional Before-Tax Contributions that (a) exceed any of (1) the Annual Before-Tax Contribution Limit, (2) the 25% limit on the amount of Compensation in each payroll period that may be subject to a deferral election (as provided in Section 4.1(a)), and (3) if the Plan would fail the average deferral percentage test of Code Section 401(k)(3) (if it did not correct under Code Section 401(k)(8)), the highest amount of Before-Tax Contributions that can be retained in the Plan by a Highly Compensated Employee pursuant to Code Section 401(k)(8)(c), and (b) are no greater than the Catch-Up Contribution Limit.  Any Plan provision to the contrary notwithstanding, (1) Catch-Up Contributions shall not be subject to any otherwise applicable limitation in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c) or 457(b)(2) (determined without regard to Code Section 457(b)(3)) (or any corresponding Plan provision) or be taken into account in applying such limitations to other contributions or benefits under this Plan or any other plan, and (2) except as provided in Code Section 414(v)(4), the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 403(b)(12), 408(k), 410(b) or 416 by reason of the making of or the right to make such Contributions.

Catch-Up Eligible Participant means a Participant who, for a Plan Year, either (1) has attained age 50 or (2) is projected to attain age 50 by the last day of such Plan Year.

Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a Section of the Code shall include that Section, the regulations promulgated thereunder, and any comparable section of any future legislation that amends, supplements or supersedes such Section, effective as of the date such comparable Section is effective with respect to the Plan.

Committee means the Retirement Committee, as from time to time constituted, whose members are appointed by the President of the Company pursuant to Article XIII to administer the Plan.

Company means Protective Life Corporation and any successor thereto, whether by merger, consolidation, reorganization, assumption or otherwise.

Company Matching Account means a Participant’s Restricted Company Matching Account and Unrestricted Company Matching Account.

Company Matching Contributions means contributions made to the Plan by the Employer pursuant to Section 4.2.  Such contributions were generally referred to as “Employer Non-Elective Contributions” in, and were provided pursuant to Section 4.1(b) of, the Prior Plan.

Company Stock means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group of corporations of which the Company is a member) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which is reasonable (as of the date of the acquisition of such stock by the Trust). For purposes of the preceding sentence, pursuant to DOL Regulations and IRS Regulations, preferred stock shall be treated as noncallable if after a call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

Company Stock Subaccount means the subaccount of a Participant which is credited with full and fractional shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund and which is held in either (a) that portion of the Participant’s Company Matching Account attributable to Company Matching Contributions made to the Plan after 1989, and (b) the Participant’s Profit Sharing Account.  A separate accounting shall be maintained with respect to that portion of the Company Stock Subaccount attributable to the Participant’s Accounts.

Compensation means the total cash compensation paid by an Employer to a Participant, including:

(i)                                     base pay, overtime pay, cash bonuses and other cash compensation designated by the Committee as constituting Compensation under the Plan;

(ii)                                  salary reduction contributions made on the Participant’s behalf under a plan sponsored by an Employer under Code Sections 125 or 401(k); and

(iii)                               amounts received within 2½ months after Termination of Employment, if either (A) such amounts would have been paid to the Participant while the Participant continued in employment with an Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), cash bonuses, or similar compensation (and only if such compensation is not excluded by the other provisions of this definition of Compensation), or (B) such amounts are for bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued.

Compensation shall not include:

(1)                                  commissions paid under an agent’s contract;

(2)                                  income related to performance share awards, stock appreciation rights, stock options, restricted stock, restricted stock units, and similar awards;

(3)                                  earnings received during a period, or attributable to a period, in which an Employee was not eligible to participate in the Plan (as provided in Sections 3.1 and 3.2);

(4)                                  severance pay, unfunded non-qualified deferred compensation, “parachute payments” (within the meaning of Code Section 280G(b)(2)) and other payments that are made after the Participant’s Termination of Employment and are not described in clause (iii) above; and

(5)                                  other extraordinary compensation designated by the Committee as not constituting Compensation under the Plan.

Notwithstanding the foregoing, for purposes of determining a Participant’s Profit Sharing Contributions under Section 4.3 for a Plan Year, Compensation shall mean the base pay paid by the Employer to such Participant in the Plan Year, excluding all overtime pay, cash bonuses and other items of compensation.

For any Participant who has at least one Hour of Service on or after January 1, 2002, the Compensation taken into account under the Plan for any Plan Year beginning on or after January 1, 2002 shall not exceed $200,000 (adjusted as provided in Code Sections 401(a)(17) and 415(d)).

Compensation shall be recognized for the entire Plan Year, except with regard to the Participant’s Before-Tax Contributions, which shall be based on Compensation during the effective period of the Participant’s deferral election.

Current Obligations means Trust obligations arising from extension of credit to the Trust and payable in cash within one (1) year from the date an Employer contribution is due.

Disability means a condition that existed on the date of the Participant’s Termination of Employment and that has resulted in, and continues to constitute, a total disability of the Participant, as determined by either (a) the Social Security Administration (or other applicable authority) under the federal Social Security Act, or (b) the insurer (or other applicable claims administrator or authority) pursuant to a claims determination under the Company’s long-term disability plan.

Disqualified Person means a person who is (1) a Fiduciary, (2) a person providing services to the Plan, (3) an Employer any of whose Employees are covered by the Plan, (4) an employee organization any of whose members are covered by the Plan, (5) an owner (direct or indirect) of 50% or more of (A) the combined voting power of all classes of voting stock or of the total value of all classes of the stock of a corporation, (B) the capital interest or profit interest of a partnership, or (C) the beneficial interests of a trust or unincorporated enterprise, which is an employer or employee organization described in (3) or (4) above, (6) the spouse, ancestor, lineal descendant or spouse of a lineal descendant of any individual described in (1), (2), (3), (4) or (5) above, (7) a corporation, partnership, trust or estate of which (or in which) 50% or more of (A) the combined voting power of all classes of voting stock or of the total value of all classes of the stock of such corporation, (B) the capital or profit interest of such partnership, or (C) the beneficial ownership of such trust or estate, is owned (directly or indirectly) by persons described in (1), (2), (3), (4) or (5) above, (8) an officer, director, 10% or more shareholder, or a highly compensated Employee (earning 10% or more of the yearly wages of an employer) of a person described in (3), (4), (5) or (7) above, or (9) a 10% or more (in capital or profits) partner in joint ventures of a person described in (3), (4), (5) or (7) above.

DOL Regulations means the regulations as promulgated by the Secretary of Labor or his delegate, as amended from time to time.

Earliest QDRO Retirement Age means the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, and (ii) the earliest date on which the Participant would begin receiving benefits under the Plan if the Participant had a Termination of Employment.

Earliest QPSA Retirement Age means the earliest date on which, under the Plan, the Participant could elect to receive his benefits under the Plan.

Early Retirement Eligibility Date means the earliest date on which a Participant may terminate employment with the Affiliated Companies with either a normal retirement benefit or a subsidized early retirement benefit from a defined benefit plan sponsored by an Affiliated Company.

Eligible Borrower means any Participant who is a “party in interest” to the Plan (as defined in ERISA Section 3(14)).

Employee means any person employed by an Affiliated Company, including any Leased Employee.  A person who is retained as an independent contractor (e.g., a general agent, agent or broker who is compensated solely through commissions, or a new agent who received temporary financing) or as a consultant, or who serves only as a director of an Affiliated Company, shall not be deemed an Employee.

Notwithstanding the foregoing, if an individual who has not been classified by an Affiliated Company as a common law employee is recharacterized by the Internal Revenue Service, Department of Labor, other governmental entity, or any court of the United States (collectively “government agency”) as a common law employee, such individual will be considered an Employee, but only for periods of time on and after the date the government agency issues a notice or ruling of such recharacterization.  Such individual will not be considered an Employee for periods before the date the government agency issues a notice or ruling of such recharacterization, unless the Affiliated Company has classified the individual as other than an Employee not in good faith.  The reclassification of an individual as an Employee by a government agency shall not entitle such individual to participate in the Plan unless such individual otherwise meets the participation requirements of Article III, as determined by the Committee in its sole discretion.

Employer means the Company and any Participating Company, with respect to its Employees.

ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.  Reference to a Section of ERISA shall include that Section, the regulations promulgated thereunder, and any comparable section of any future legislation that amends, supplements or supersedes such Section, effective as of the date such comparable Section is effective with respect to the Plan.

ESOP means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and IRS Regulation 54.4975-11.

Exempt Loan means a loan made to the Plan by a Disqualified Person or a loan to the Plan which is guaranteed by a Disqualified Person and which satisfies the following requirements (all as set forth in DOL Regulation 2550.408b-3 and IRS Regulation 54.4975-7(b)):

(1)          the loan must be primarily for the benefit of Plan Participants and Beneficiaries;

(2)          at the time the loan is made, the interest rate for the loan and the price of the Company Stock to be acquired with the proceeds thereof should not be such that Plan assets might be drained off;

(3)          the terms of the loan must be, at the time the loan is made, at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties;

(4)          the proceeds of the loan must be used within a reasonable time after receipt by the Plan only for any or all of the following purposes:

(a)          to acquire Company Stock;

(b)         to repay such loan; and

(c)          to repay a prior Exempt Loan;

(5)          the loan must be at a reasonable rate of interest;

(6)          the only Plan assets that may be given as collateral shall consist only of shares of Company Stock purchased with proceeds of the loan or that were used as collateral on a prior Exempt Loan that is being repaid with the proceeds of the current loan;

(7)          under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged as set forth in Section 10.1;

(8)          under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to (a) the collateral given for the loan, (b) earnings attributable to such collateral, (c) Employer contributions (other than contributions of Company Stock) that are made to meet the Current Obligations, and (d) earnings attributable to such contributions;

(9)          the loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

(10)    in the event of default upon the loan, the value of the Trust Fund transferred in satisfaction of the loan shall not exceed the amount of default and, if the lender is a Disqualified Person, the loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan; and

(11)    loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the loan payments in all preceding Plan Years.  A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the loan is repaid.

Fiduciary means, subject to ERISA Section 3(21), any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Company, the Board of Directors and the Committee.

Five Percent Owner has the meaning set forth in Section 12.1.

Forfeiture means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a)           the distribution of the entire Vested portion of a Terminated Participant’s Account, or

(b)           the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service.

For purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit was zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his Termination of Employment.

Former Participant means a person who has been a Participant, but who has ceased to be a Participant for any reason.

Hardship means a financial hardship as determined by the Committee in a uniform and non-discriminatory manner consistent with Code Section 401(k).  A Participant shall be entitled to a withdrawal on account of Hardship only if the withdrawal is necessary to satisfy one or more of the following types of immediate and heavy financial need:

(a) Expenses for (or necessary to obtain) medical care for the Participant, the Participant’s Spouse or dependent child (as defined in Code Section 152) that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(c) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B));

(d) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(e) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(f) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Highly Compensated Employee for a Plan Year means (subject to Code Section 414(q)) an Employee who performed services for an Affiliated Company during such Plan Year and is in one or both of the following groups:

(a)                                  an Employee who at any time during such Plan Year or the previous Plan Year was a Five Percent Owner; or

(b)                                 an Employee who received Annual 415 Compensation from the Affiliated Companies in excess of $80,000 (adjusted as set forth in Code Section 414(q)(1)) during the previous Plan Year.

The determination of Annual 415 Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the Plan Year.

Highly Compensated Former Employee for a Plan Year means a former Employee who had a separation year prior to such Plan Year and was a Highly Compensated Employee in the year of separation from service or in any Plan Year after attaining age 55.  Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this definition for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

Highly Compensated Participant means any Highly Compensated Employee who is eligible to participate in the Plan.

Hour of Service means each hour credited to an Employee in accordance with the following:

(a)                                  An Hour of Service shall be credited to an Employee for each hour (1) for which the Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Affiliated Company (or, to the extent permitted by the Board of Directors or the Committee, for a company that is acquired by an Affiliated Company), or (2) subject to paragraph (c) below, for which the Employee is directly or indirectly paid or entitled to payment for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated). An Employee on a non-hourly payroll whose compensation is not determined on the basis of certain amounts for each hour worked shall be credited with 45 Hours of Service for each week during which the Employee would otherwise have at least one Hour of Service.

(b)                                 An Hour of Service shall be credited to an Employee for each hour (other than an hour for which credit was given under paragraph (a) above) which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Company. These hours shall be credited to the Employee for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

(c)                                  Hours of Service for periods during which no duties are performed will be determined and credited in accordance with DOL Regulation 2530.200b-2(b) and (c). No more than 501 Hours of Service shall be credited under this paragraph (c) for any computation period.

(d)                                 Notwithstanding any other provisions of this definition of Hours of Service, no Hours of Service shall be credited based on any payment under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws or which solely reimburses an Employee for medical or medically-related expenses.

(e)                                  If an Employee’s absence from the service of an Affiliated Company occurs for any period by reason of (i) pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, and if the Employee does not return to employment immediately upon the expiration of the period of absence, solely for purposes of determining a One-Year Break in Service, the Plan shall credit the Employee with up to 501 Hours of Service which otherwise would normally have been credited to such Employee during the Plan Year (or in the following Plan Year, if the Employee would not have incurred a One-Year Break in Service in the Plan Year in which the absence commenced even without the crediting of such Hours of Service). The Plan shall not credit any Employee with any Hours of Service under this subparagraph (e) unless such Employee timely furnishes the Committee information establishing (1) that the absence from the service of an Affiliated Company was for one or more reasons specified above, and (2) the number of days for which there was an absence.

(f)                                    If an Employee’s absence from the service of an Affiliated Company occurs by reason of an Authorized Leave of Absence, solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, Hours of Service shall be recognized for such Authorized Leave of Absence.

Income means the income or losses allocable to Excess Deferrals, which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 5.3.

Investment Fund means an investment fund established by the Committee pursuant to Section 5.1.

IRS Regulations means the regulations as promulgated by the Secretary of the Treasury or his delegate, as amended from time to time.

Key Employee has the meaning set forth in Section 12.1.

Leased Employee means (1) an individual who is not in the employ of an Affiliated Company and who, pursuant to a leasing agreement between an Affiliated Company and any other person (“leasing organization”), has performed services for an Affiliated Company (or for an Affiliated Company and any other person related to an Affiliated Company within the meaning of Code Section 414(n)(6)) (the “recipient”) on a substantially full-time basis for at least one year and such services are performed under the primary direction or control by the recipient, and (2) any individual who is deemed to be an employee of an Affiliated Company under Code Section 414(o). Notwithstanding the preceding sentence, if individuals described in the preceding sentence constitute less than 20% of the non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the Plan shall not treat an individual as a Leased Employee if the leasing organization covers the individual in a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated contribution formula equal to at least ten percent of the individual’s compensation (as defined in Code Section 415(c)(3), but including amounts contributed by Affiliated Company pursuant to a salary reduction agreement which are excludable from the individual’s gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b)). If any Leased Employee is treated as an Employee of an Affiliated Company as a result of the definition of Employee, however, contributions or benefits provided by the leasing organization which are attributable to services of the Leased Employee performed for an Affiliated Company shall be treated as provided by an Affiliated Company.  If such an individual participates in the Plan as a result of subsequent employment by an Employer, such person shall receive credit for Years of Service for such person’s employment as a Leased Employee.

Loan Account means the Account established to hold a Participant Note executed by an Eligible Borrower and to receive all payments of principal and interest with respect thereto.

Loan Procedures means the terms, conditions and procedures established for Participant Loans by the Committee.  The Loan Procedures shall be non-discriminatory and shall conform to the provisions of the Code and ERISA.

Non-Highly Compensated Participant means any Participant who is not a Highly Compensated Employee.

Non-Key Employee has the meaning set forth in Section 12.1.

One Percent Owner has the meaning set forth in Section 12.1.

One-Year Break in Service means any Plan Year during which an Employee has had a Break in Service and has not completed more that 500 Hours of Service; provided, however, that any Employee who is an active Employee on December 31 of any Plan Year shall be deemed not to have incurred a One-Year Break in Service in such Plan Year (regardless of his Hours of Service).

Order means any judgment, decree or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments or marital property rights to an Alternate Payment of a Participant, and (ii) is made pursuant to a state domestic relations law (including a community property law).

Participant means any Employee who is eligible to participate and does participate in the Plan and has not for any reason become ineligible to participate further in the Plan.

Participant Loan means loan from the Plan to an Eligible Borrower, as provided for in the Plan and the Loan Procedures.

Participant Note means the promissory note evidencing the Eligible Borrower’s obligation to repay a Participant Loan, in such form and with such provisions as are determined in a non-discriminatory manner by the Committee.

Participating Company means the Company and any other Affiliated Company which (i) by resolution of its board of directors or other means, has adopted the Plan for the benefit of its employees, (ii) has been designated by the Board of Directors as a Participating Company under the Plan, and (iii) whose adoption of the Plan and designation as a Participating Company have become effective and have continued in effect.

Pension Plan means the Protective Life Corporation Pension Plan, as from time to time amended.

Plan means the Protective Life Corporation 401(k) and Stock Ownership Plan as set forth herein and as amended from time to time.

Plan Year means the twelve consecutive month period beginning each January 1 and ending on the following December 31.

Prior Plan means the Protective Life Corporation 401(k) and Stock Ownership Plan as in effect on December 31, 2001.

Profit Sharing Account means a Participant’s Restricted Profit Sharing Account and Unrestricted Profit Sharing Account.

Profit Sharing Contributions means the contributions made to the Plan by the Employer pursuant to Section 4.3.  Such contributions were generally referred to as “Employer Non-Elective Contributions” in, and were provided pursuant to Section 4.1(d) of, the Prior Plan.

Qualified Domestic Relations Order means, subject to the provisions of Code Section 414(p), any Order which (a) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, (b) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the Order, (ii) the amount or percentage of the Participant’s benefits under the Plan to be paid to each such Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the Order applies and each plan to which the Order relates; and (c) does not require the Plan to (i) provide any type or form of benefit or any option not otherwise provided under the Plan, (ii) pay any benefits to the Alternate Payee before the date the affected Participant attains (or would have attained) the Participant’s Earliest QDRO Retirement Age, (iii) provide increased benefits (determined on the basis of actuarial value), or

(iv) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.  Notwithstanding the foregoing, an Order will not be treated as failing to be a Qualified Domestic Relations Order solely because such Order requires that payment of benefits be made to an Alternate Payee (a) in the case of any payment of benefits before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the Participant’s Earliest QDRO Retirement Age, (b) as if the Participant had retired on the date on which payment is to commence under such Order (taking into account only the present value of benefits actually accrued as of such date and not taking into account the present value of any Employer subsidy for early retirement), and (c) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and the Alternate Payee’s subsequent spouse).

Qualified ESOP Participant means any Participant or Former Participant who has attained age 55.

Required Commencement Date means (a) with respect to a Participant who is a Five Percent Owner, April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½, and (b) with respect to all other Participants, the April 1 of the calendar year following later of the calendar year in which the Participant attains age 70 ½ or the calendar year in which the Participant has a Termination of Employment.

Restricted Company Matching Account means a Participant’s Account that (1) is established for (a) one-half of the balance in the Participant’s Company Matching Account as of December 31, 2002, and (b) one-half of the Company Matching Contributions paid to the Participant’s Account after December 31, 2002, and the income, expenses, gains and losses with respect to all such amounts, and (2) is, for a Participant or Former Participant who is not a Qualified ESOP Participant, subject to the restrictions on investments and withdrawals as set forth in Articles V and VII.  Effective as of January 1, 2007 (or such date before or after January 1, 2007 as the Committee shall determine), the balance in a Participant’s Restricted Company Matching Account shall be transferred to the Participant’s Unrestricted Company Matching Account.

Restricted Profit Sharing Account means a Participant’s Account that (1) is established for (a) one-half of the balance in the Participant’s Profit Sharing Account as of December 31, 2002, and (b) one-half of the Profit Sharing Contributions paid to the Participant’s Account after December 31, 2002, and the income, expenses, gains and losses with respect to all such amounts, and (2) is, for a Participant or Former Participant who is not a Qualified ESOP Participant, subject to the restrictions on investments and withdrawals as set forth in Articles V and VII.  Effective as of January 1, 2007 (or such date before or after January 1, 2007 as the Committee shall determine), the balance in a Participant’s Restricted Profit Sharing Account shall be transferred to the Participant’s Unrestricted Profit Sharing Account.

Retirement means (a) the Termination of Employment of a Participant pursuant to which such Participant is eligible for an “Early Retirement Benefit” or “Normal Retirement Benefit” under the Pension Plan, and (b) the Termination of Employment of a Participant pursuant to which such Participant is eligible for a subsidized early retirement benefit, or a “normal” retirement benefit payable to an employee who terminates employment after attaining age 65, under any defined benefit pension plan sponsored by an Affiliated Company (other than the Pension Plan).

Rollover Account means the Account established for a Participant’s Rollover Contributions and the income, expenses, gains and losses with respect thereto.

Rollover Contribution means either (1) an “eligible rollover distribution” (as defined in Code Section 402(f)(2)(A)) that is contributed to a Participant’s Rollover Account pursuant to Code Section 401(a)(31) or 402(c), or (2) a “rollover contribution” (as defined in Code Section 408(d)(3)) that is contributed to a Participant’s Rollover Account pursuant to Code Section 408(d)(3).

Spouse means the spouse of a Participant who is legally married to the Participant.

Terminated Participant means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or Retirement.

Termination of Employment means the voluntary or involuntary termination of employment with an Affiliated Company (including severance of employment by reason of quit, discharge, retirement, disability or death), except in the event of transfer to another Affiliated Company.  Unless otherwise set forth herein or required by law, if an Employee fails to return to work within the time prescribed in an Authorized Leave of Absence, the Employee shall be deemed to have incurred a Termination of Employment as of the last day of such Authorized Leave of Absence.

Top-Heavy Plan means a plan described in Section 12.3.

Trust Agreement means the agreement between the Company and the Trustee (or successor Trustee) under which assets of the Plan are held, administered and managed by the Trustee. The provisions of the Trust Agreement, as it may be amended from time to time, shall be considered an integral part of this Plan as if set forth fully herein.

Trust Fund means all property of every kind held and acquired by the Trustee under the Trust Agreement.

Trustee means the persons or entities from time to time appointed by the Board of Directors to act in the fiduciary capacity of trustee under the Trust Agreement.

Unallocated Company Stock Suspense Account means an account containing Company Stock which was acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants’ Company Matching Accounts and Profit Sharing Accounts.

Unrestricted Company Matching Account means a Participant’s Account that is established for (a) one-half of the balance in the Participant’s Company Matching Account as of December 31, 2002, (b) one-half of the Company Matching Contributions paid to the Participant’s Account after December 31, 2002, and the income, expenses, gains and losses with respect to all such amounts, (c) the amount transferred from the Participant’s Restricted Company Matching Account on or about January 1, 2007, and (d) the Company Matching Contributions paid to the Participant’s Account after December 31, 2006, and the income, expenses, gains and losses with respect to all such amounts.

Unrestricted Profit Sharing Account means a Participant’s Account that is established for (a) one-half of the balance in the Participant’s Profit Sharing Account as of December 31, 2002, (b) one-half of the Profit Sharing Contributions paid to the Participant’s Account after December 31, 2002, and the income, expenses, gains and losses with respect to all such amounts, (c) the amount transferred from the Participant’s Restricted Profit Sharing Account on or about January 1, 2007, and (d) the Profit Sharing Contributions paid to the Participant’s Account after December 31, 2006, and the income, expenses, gains and losses with respect to all such amounts.

USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as it may be amended from time to time.  Reference to a Section of USERRA shall include that Section, the regulations promulgated thereunder, and any comparable section of any future legislation that amends, supplements or supercedes such Section, effective as of the date such comparable Section is effective with respect to the Plan.

Valuation Date means any day that the New York Stock Exchange is open for business or any other date chosen by the Committee.

Vested means the nonforfeitable portion of any Account maintained on behalf of a Participant.

Year of Service means any Plan Year during which an Employee has at least 1000 Hours of Service.  Years of Service shall also be determined by including employment with the companies listed in Appendix A on and after the dates specified therein.  If an Employee has a Break in Service and has been reemployed by an Affiliated Company, his prior Years of Service shall be reinstated retroactive to the Employee’s date of reemployment.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1           Eligibility.  Subject to Section 3.3, each Employee of an Employer who is not excluded from eligibility to participate pursuant to Section 3.2 shall become eligible to participate in the Plan on the first day of the first payroll period as soon as administratively practicable after:

(a)                                  effective as of February 1, 2003, the date the Employee becomes an eligible Employee not excluded from participation pursuant to Section 3.2; or

(b)                                 before February 1, 2003, the later of (1) the date on which the Employee attains six (6) months of service with the Affiliated Companies, and (2) the date the Employee becomes an eligible Employee not excluded from participation pursuant to Section 3.2.  For this purpose, an Employee will be deemed to have completed six (6) months of service if he is in the employ of an Affiliated Company at any time six (6) months after the first day that he is entitled to credit for an Hour of Service for the performance of duty for an Affiliated Company.

In order to be eligible for Profit Sharing Contributions for a Plan Year, an Employee must meet the additional eligibility requirements set forth in Section 4.3.

3.2           Employees Not Eligible to Participate.  Employees in the following categories shall not be eligible to participate in the Plan:

(a)                                  Employees who are included in a unit of Employees covered by a collective bargaining agreement where retirement or savings benefits were the subject of good faith bargaining between Employee representatives and the employer, unless the benefits provided by this Plan are specifically included under such collective bargaining agreement; and

(b)                                 Employees who are not listed as “employees” in and paid through the payroll system of an Employer; and

(c)                                  Employees employed by an Affiliated Company that is not an Employer; and

(d)                                 Leased Employees.

3.3           Reemployment.  A Participant who has a Break in Service and who is subsequently reemployed as an Employee eligible to participate in the Plan shall again become a Participant in the Plan on the date the Employee again becomes an eligible Employee.

3.4           Eligibility Upon Entry or Re-entry into Eligible Class of Employees.  If a Participant is excluded from participation in the Plan solely because the Participant is no longer a member of a class of Employees eligible to participate in the Plan as provided in this Article III, such Employee shall participate immediately upon the Employee’s return to an eligible class of Employees. If an Employee who is not a former Participant in the Plan becomes a member of a class of Employees eligible to participate in the Plan, such Employee shall participate immediately if such Employee has satisfied the eligibility requirements of Section 3.1 and would have previously become a Participant had such Employee been in the eligible class of Employees.  If an Employee is excluded from participation pursuant to Section 3.2 and subsequently becomes an eligible Employee, such Employee shall be entitled to credit for purposes of participation for such Employee’s service as an Employee so long as the Employee satisfied the rules applicable to participation in this Plan during the Employee’s years of service as an ineligible employee.  Similarly, an individual who is employed with an Affiliated Company and is subsequently employed as an Employee of an Employer shall be entitled to credit for purposes of participation for service with the Affiliated Company so long as the Employee satisfied the rules applicable to participation in the Plan during the Employee’s years of service with the Affiliated Company.

3.5           Omission of Eligible Employee.  If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after the Employer has made a contribution for the Plan Year, the Employer shall make a subsequent contribution with respect to such Employee in the amount which the Employer would have contributed with respect to such Employee had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part under the Code.

3.6           Inclusion of Ineligible Employee.  If, in any Plan Year, any Employee who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made, the Employer shall not be entitled to recover the contribution made with respect to such Employee regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible Employee shall constitute a Forfeiture (except for Before-Tax Contributions, which shall be distributed to the ineligible Employee) for the Plan Year in which the discovery is made.

3.7              Election Not to Participate.  An Employee may voluntarily elect not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

3.8             Special Rules Regarding Reemployed Veterans Under USERRA.

(a)                                Reemployment of Veterans – General.  Any Plan provision to the contrary notwithstanding, the provisions of this Section 3.8 shall apply with respect to any Reemployed Veteran, all as provided in USERRA and Code Section 414(u).

(b)                               Definitions.  For purposes of this Section 3.8:

(i)                        “Election Period” means a period which begins on the date a Reemployed Veteran is reemployed by an Affiliated Company after a period of

Qualified Military Service and which has the same length as the lesser of (a) the product of three times such period of Qualified Military Service and (b) five years.

(ii)                     “Projected Earnings” means (1) the Compensation the Reemployed Veteran would have received during his Qualified Military Service if the Reemployed Veteran were employed by an Employer during such period, determined based on the rate of Compensation the Reemployed Veteran would have had with the Employer but for the absence during the period of Qualified Military Service, and (2) if the rate of Compensation the Reemployed Veteran would have had during such period is not reasonably certain, the Reemployed Veteran’s average rate of Compensation from the Employer during the 12-month period of employment immediately preceding the Qualified Military Service.

(iii)                              “Qualified Military Service” means a Reemployed Veteran’s “service in the uniformed services” (as defined in USERRA Section 4303), if the Reemployed Veteran is entitled to reemployment rights under USERRA with respect to such service.

(iv)                             “Reemployed Veteran” means any Employee who is reemployed by an Affiliated Company pursuant to such Employee’s reemployment rights under USERRA Section 4312 after a period of Qualified Military Service, and whose rights under the Plan are subject to the provisions of USERRA Section 4318.

(c)                                  Benefits Provisions.  During the Election Period after a Reemployed Veteran is reemployed by an Affiliated Company, the Reemployed Veteran may elect to make additional Before-Tax Contributions to the Plan with respect to the relevant period of Qualified Military Service.  The amount of such Contributions shall be determined by applying the elections made by the Reemployed Veteran during the Election Period with respect to such period of Qualified Military Service to his Projected Earnings during such period, taking into account the applicable Plan provisions as in effect during such period.  Such Contributions shall not exceed the limits set forth in Code Section 414(u)(1).  The Company shall make Company Matching Contributions with respect to such additional Before-Tax Contributions to the extent such Company Matching Contributions would have been required had such Before-Tax Contributions actually been made during the period of Qualified Military Service.  The Company shall make Profit Sharing Contributions, and any other Employer contributions required by the Plan, to the extent such contributions would have been required had the Reemployed Veteran been employed by an Affiliated Company during the period of Qualified Military Service.  No earnings shall be credited to a Reemployed Veteran’s Account with respect to any contributions or allocations made under this Section 3.8(c) for any period before the date such contributions or allocations are actually made.

ARTICLE IV

CONTRIBUTIONS AND ALLOCATIONS

4.1                                 Before-Tax Contributions.

(a)                                  General.  Each Participant may elect the percentage of his Compensation (stated in full percentages, unless otherwise permitted by the Committee on a uniform and non-discriminatory basis) which shall be contributed to the Plan in cash to his Before-Tax Account as Before-Tax Contributions.  A Participant’s Before-Tax Contributions shall not be less than 1.0% nor more than 25.0% of his Compensation.  The percentages so elected shall be applied to the Compensation of the Participant, on a paycheck by paycheck basis, as increased or decreased from time to time.  The percentages so elected shall be subject to automatic adjustment and the limitations on contributions as set forth in Article XI.

For Plan Years beginning on or after January 1, 2006, such elections cannot relate to Compensation that is currently available before the adoption or effective date of the election. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) the date on which the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer before the adoption or effective date of the election.  For Plan Years beginning on or after January 1, 2006, the amount of Before-Tax Contributions that can be made by a Participant can be limited, provided that each Non-Highly Compensated Employee who is an eligible Employee is permitted (unless the Employee is restricted by the limitations of Code Section 402(g) or Code Section 415, or because of a hardship distribution, the Employee’s ability to make Before-Tax Contributions has been suspended for 6 months) to make Before-Tax Contributions in an amount that is at least sufficient to receive the maximum amount of Company Matching Contributions available under the Plan for the Plan Year, and the Employee is permitted to elect any lesser amount of Before-Tax Contributions.

(b)                                 Catch-Up Contributions.  A Catch-Up Eligible Participant for any Plan Year shall be eligible to make Catch-Up Contributions for such Plan Year.  Catch-Up Eligible Participants shall be provided with the effective opportunity to make the same dollar amount of Catch-Up Contributions.  The Committee shall administer this Section 4.1(b) as provided in IRS Regulation 1.414(v)-1 and pursuant to such other uniform and non-discriminatory rules as the Committee shall determine.

(c)                                  Changes by Participant.  A Participant may increase (subject to the permitted maximum), decrease (subject to the permitted minimum) or cease his Before-Tax Contributions from time to time pursuant to such procedures as may be established by the Committee.  A change so made will be effective no earlier than the first day of the pay period coinciding with, or immediately following, the date the Participant elects to make such change.

(d)                                 Contributions After Hardship Withdrawal.  A Participant who receives a distribution from his Before-Tax Account in the event of Hardship (as provided in Section 7.3(b)) may not make Before-Tax Contributions for six (6) months after receipt of the distribution.

(e)                                  Return from Leave of Absence.  The Before-Tax Contributions of a Participant who returns to work as an Employee after an Authorized Leave of Absence shall automatically recommence effective as of the date he returns to work, based upon the Participant’s most recent election with respect thereto.

4.2                                 Company Matching Contributions.  There shall be allocated to the Company Matching Account of each eligible Participant or Former Participant as a Company Matching Contribution, with respect to each Plan Year, a number of shares of Company Stock determined by dividing (1) such Participant’s or Former Participant’s Before-Tax Contributions (including his Catch-Up Contributions) for such Plan Year (not in excess of 4 percent (4%) of such Participant’s or Former Participant’s Compensation for such Plan Year), by (2) the average of the closing prices of a share of Company Stock on the first trading day on or before March 31, June 30, September 30 and December 31 of such Plan Year and December 31 of the previous Plan Year, as reported on the principal securities market on which the Company Stock is then traded.  For allocations of Company Stock made after December 31, 2002 and before January 1, 2007, one-half of such shares of Company Stock shall be allocated to the Participant’s Restricted Company Matching Account, and one-half of such shares of Company Stock shall be allocated to the Participant’s Unrestricted Company Matching Account.  Allocations of Company Stock made on or after January 1, 2007 shall be allocated to the Participant’s Unrestricted Company Matching Account.  Each such allocation shall be processed as soon as reasonably practicable after the end of each Plan Year.

4.3                                 Profit Sharing Contributions.  There shall be allocated to the Profit Sharing Account of each eligible Participant or Former Participant (as set forth below), as a Profit Sharing Contribution with respect to each Plan Year, a number of shares of Company Stock determined by dividing (1) such Participant’s or Former Participant’s Compensation (as specifically defined in Article I for this purpose) multiplied by the “applicable percentage” (as defined below) by (2) the average of the closing prices of a share of Company Stock on the first trading day on or before March 31, June 30, September 30 and December 31 of such Plan Year and December 31 of the previous Plan Year, as reported on the principal securities market on which the Company Stock is then traded. For allocations of Company Stock made after December 31, 2002 and before January 1, 2007, one-half of such shares of Company Stock shall be allocated to the Participant’s Restricted Profit Sharing Account, and one-half of such shares of Company Stock shall be allocated to the Participant’s Unrestricted Profit Sharing Account.  Allocations of Company Stock made on or after January 1, 2007 shall be allocated to the Participant’s Unrestricted Profit Sharing Account.  Each such allocation shall be processed as soon as reasonably practicable after the end of each Plan Year.

“Applicable percentage” means the percentage (not to exceed 3%) selected on the basis of the Employer’s financial performance as measured against the standards determined by the Board of Directors. If the Employer fails to satisfy the performance standards established by the Board of Directors, the applicable percentage shall be zero (0), and no Profit Sharing Contribution shall be allocated.

To be eligible for the Profit Sharing Contribution for a Plan Year, an eligible Participant or Former Participant must:

(a)                                  have completed a Year of Service during the Plan Year for which the Profit Sharing Contribution is being made;

(b)                                 not be eligible for the Employer’s Annual Incentive Plan, sales incentive programs or any other individual incentive plan or program maintained by an Employer which is based on a full year’s performance; and

(c)                                  either (1) have been actively employed for the full Plan Year (January 1 through December 31), or (2) have been actively employed on January 1 of the Plan Year, and had a Termination of Employment during the Plan Year due to Retirement, Disability or death.

4.4                                 Other Allocations.

(a)                                  Dividends on Company Stock Subaccount.  If cash dividends on Company Stock held in the Company Stock Subaccounts are used to pay the principal and interest on an Exempt Loan for a Plan Year (as provided in Section 5.3(e)), then the shares of Company Stock released from the Unallocated Company Stock Suspense Account with such dividends shall be allocated to the Company Stock Subaccounts.  The number of shares allocated to the Company Stock Subaccount of each Participant or Former Participant who is eligible for such allocation (as set forth below) shall equal (a) the total number of shares of Company Stock released from the Unallocated Company Stock Suspense Account with such dividends multiplied by (b) a fraction, the numerator of which is the dividends allocable to such Company Stock Subaccount (determined as set forth below); provided that such allocation shall be deemed to be $0 for any Company Stock Subaccount with respect to which dividends were paid to the Participant or Former Participant (or Beneficiary) in cash as provided in Section 5.3(e)(1), and the denominator of which is the total amount of such dividends with respect to all Company Stock Subaccounts.  This allocation (a) shall be made only with respect to the Company Stock Subaccounts of Participants or Former Participants who had a balance in their Company Stock Subaccount as of the record date for the applicable dividend payment; and (b) shall be based on the value of the Company Stock as of the most recent practicable Valuation Date (as determined by the Committee).

(b)                                 Reinstatement of Forfeitures.  If a Participant is entitled to a reinstatement of Forfeitures (as provided in Section 6.3), then, as soon as reasonably practicable after the end of the Plan Year in which the Participant repaid the full amount previously distributed to him, there shall be allocated to his Company Stock Subaccount a number of shares of Common Stock equal to (a) the dollar amount previously forfeited (without adjustment for income, gains or losses for the period after the Valuation Date on which the distribution amount was determined) divided by (b) the average of the closing prices of the Company Stock on the first trading day on or before the March 31, June 30, September 30 and December 31 of such Plan Year and December 31 of the previous Plan Year, as reported on the principal securities market in which the Company Stock is then traded.

(c)                                  Effective Dates.  Section 4.4(a) shall be effective for cash dividends paid on Company Stock on or after January 1, 2003.  Shares of Company Stock with respect to cash dividends paid on Company Stock during 2002 shall be allocated as provided by Section 4.4(a) as in effect as of December 31, 2002.

4.5                                 Legally Required Contributions.  The Employer shall make such contributions and allocations as may be required by, and pursuant to the provisions of, Section 12.4 (relating to the rules regarding Top-Heavy Plans).

4.6                                 Supplemental Company Matching and/or Profit Sharing Contributions.  If, for any Plan Year, (a) the number of shares of Company Stock released from the Unallocated Company Stock Suspense Account (as provided in Section 10.1) is greater than the number of shares of Company Stock required to make the allocations provided for in Sections 4.2, 4.3, 4.4 and 4.5, and/or (b) shares of Company Stock are available for allocation pursuant to Sections 5.3(e)(3), 5.3(e)(4) or 6.2, then such previously unallocated shares for such Plan Year shall be allocated as follows:

(a)                                  there shall be allocated to the Company Matching Account of each eligible Participant and Former Participant as an additional Company Matching Contribution with respect to such Plan Year, a number of shares of Company Stock equal to (1) the total number of such previously unallocated shares multiplied by (2) a fraction, the numerator of which is the number of shares allocated to such Participant’s or Former Participant’s Company Matching Account for such Plan Year pursuant to Section 4.2 and the denominator of which is the total number of such shares allocated to the Company Matching Accounts of all Participants and Former Participants for such Plan Year; or

(b)                                 there shall be allocated to the Profit Sharing Account of each eligible Participant and Former Participant as an additional Profit Sharing Contribution with respect to such Plan Year, a number of shares of Company Stock equal to (1) the total number of such previously unallocated shares multiplied by (2) a fraction, the numerator of which is the number of shares allocated to such Participant’s or

Former Participant’s Profit Sharing Account for such Plan Year pursuant to Section 4.3 and the denominator of which is the total number of such shares allocated to the Profit Sharing Accounts of all Participants and Former Participants for such Plan Year; or

(c)                                  a combination of (a) and (b) above, determined by substituting a portion of the total number of previously unallocated shares in clause (1) of paragraph (a) and the remaining portion of such previously unallocated shares in clause (1) of paragraph (b).

For allocations of Company Stock made after December 31, 2002 and before January 1, 2007, one-half of the shares of Company Stock allocated pursuant to Section 4.6(a) shall be allocated to the Participant’s Restricted Company Matching Account, and one-half of such shares of Company Stock shall be allocated to the Participant’s Unrestricted Company Matching Account.  Allocations of Company Stock made on or after January 1, 2007 pursuant to Section 4.6(a) shall be allocated to the Participant’s Unrestricted Company Matching Account. For allocations of Company Stock made after December 31, 2002 and before January 1, 2007, one-half of the shares of Company Stock allocated pursuant to Section 4.6(b) shall be allocated to the Participant’s Restricted Profit Sharing Account, and one-half of such shares of Company Stock shall be allocated to the Participant’s Unrestricted Profit Sharing Account. Allocations of Company Stock made on or after January 1, 2007 pursuant to Section 4.6(b) shall be allocated to the Participant’s Unrestricted Profit Sharing Account.

The allocations required by this Section 4.6 shall be processed as soon as reasonably practicable after the end of each Plan Year.

4.7                                 Change of Control.  In the event of a “Change of Control” (as defined below), the Employer shall pay the remaining principal and interest on any Exempt Loan then outstanding and shall allocate to the Company Matching Account of each eligible Participant who is then an active Employee, as an additional Company Matching Contribution, a number of shares of Company Stock equal to (1) the number of shares released from the Unallocated Company Stock Suspense Account, multiplied by (2) a fraction, the numerator of which is the Participant’s Change of Control Compensation (as defined below) and the denominator of which is aggregate of the Change of Control Compensation of all such Participants.  “Change of Control” means the first to occur of the following events:

(1)                                  without the approval of the Board of Directors of the Company, the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of its assets, or

(2)                                  without the approval of the Board of Directors of the Company, stock representing more than 20% of the voting power of the Company is acquired by any person or group other than the Company, any majority-owned subsidiary of the Company or any employee benefit plan maintained by the Company or any of its subsidiaries, or

(3)                                  when within any 24-month period, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors during such 24-month period by or upon the recommendation of members of the Board of Directors of the Company who were such members immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board of Directors of the Company.

The shares of Company Stock allocated pursuant to this Section 4.7 shall be allocated to the Participant’s Unrestricted Company Matching Account.

“Change of Control Compensation” means a Participant’s annual rate of base pay as of the date of the Change of Control, excluding overtime and all other items of compensation (as shown in the Employer’s records); provided that the amount of Change of Control Compensation shall not exceed $200,000 (adjusted as provided in Code Sections 401(a)(17) and 415(d)).

4.8                                           Rollover Contributions.  Any Employee who is eligible to participate in the Plan may make Rollover Contributions to his Rollover Account in the Plan.  In order to make a Rollover Contribution, the Employee must comply with such procedures, and furnish the Committee with such information, as the Committee may deem necessary or appropriate.  If a contribution is accepted into an Employee’s Rollover Account, and it is later determined that the contribution was not a valid Rollover Contribution, such contributions (plus earnings thereon) will be distributed to the Employee within a reasonable time after such determination.

4.9                                           Employer Contributions.  The Employer shall contribute to the Plan: (1) Before-Tax Contributions, (2) such contributions as may be required to provide for the payment by the Plan on any Exempt Loan (as set forth in Section 10.1), and (3) such other contributions as are contemplated by this Article IV or any other provision of the Plan.

Before-Tax Contributions accumulated through payroll deductions shall be paid to the Trust Fund in cash (1) as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, and (2) in no event later than as prescribed by the Code, ERISA or DOL Regulation 2510.3-102.  Any other Employer contributions that are allocable to the Participant’s Before-Tax Account for a Plan Year shall be paid to the Trust Fund no later than the twelve-month period immediately following the close of such Plan Year.

All other Employer contributions will be paid in cash or Company Stock as the Employer may from time to time determine.  Company Stock will be valued at its then fair market value.  The Employer shall generally pay its contribution to the Plan for each Plan Year to the Trust Fund within the earlier of (a) the time required under the terms of the Plan and (2) the time prescribed by law (including extensions of time) for the filing of the Employer’s federal income tax return for the Employer’s fiscal year.

ARTICLE V

INVESTMENT OF CONTRIBUTIONS;

ALLOCATION OF EARNINGS

5.1                                           Investment Funds.

(a)                                            General.  Subject to the provisions of Section 5.1(b), a Participant’s Restricted Company Matching Account and Restricted Profit Sharing Account shall be invested in Company Stock.  All other Participant Accounts may be invested in Company Stock and such other Investment Funds as may from time to time be established by the Committee for the investment of such Accounts.  The Committee may establish unit values for one or more Investment Funds (or any portion thereof) and maintain records setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall determine.

In order to participate in the Plan, a Participant shall be required to elect the Investment Funds in which his Before-Tax Contributions shall be invested.  A Participant who makes a Rollover Contribution shall be required to elect the Investment Funds in which such Rollover Contribution shall be invested.  Elections under this Section 5.1(a) shall be made in the manner prescribed from time to time by the Committee, and shall specify the application of such contributions to the Investment Funds within a Participant’s Accounts in integral multiples of 1% or in such other percentages as the Committee may determine. Unless otherwise provided herein, if a Participant fails to elect the Investment Funds in which an Account is to be invested, such Account shall be invested in the Investment Fund which (in the judgment of the Committee) is most likely to provide for the preservation of principal.

(b)                                           Qualified ESOP Participants.  Any Plan provision to the contrary notwithstanding, the Committee shall establish, for a Qualified ESOP Participant’s Restricted Company Matching Account and Restricted Profit Sharing Account, at least three distinct Investment Funds (other than Company Stock) that satisfy the requirements of Code Section 401(a)(28).

5.2                                           Changes of Investment Direction; Transfers.  Pursuant to such rules and procedures as the Committee shall determine, a Participant may change his election of Investment Funds with respect to future Before-Tax Contributions.  A Participant may also elect to have all or part of his balance in any Investment Fund in any Account transferred to one or more other Investment Funds established for such Account under the Plan.  Such elections shall be made pursuant to such rules and procedures (including rules and procedures that restrict transfers into and out of Company Stock and any other Investment Fund) as the Committee shall determine and (with respect to Qualified ESOP Participants) the provisions of Code Section 401(a)(28).

5.3                                 Valuation of Trust Fund and Participant Accounts; Dividend Allocations.

(a)                                            General.  As of each Valuation Date, the Trustee shall determine the value of all assets of the Trust Fund.  Such values shall take into account all interest, dividends and other earnings of such assets as of such Valuation Date.  For any Investment Fund that is a pooled investment fund, valuation of such Investment Fund (and allocation of earnings thereon) shall be governed by the administrative services agreement for such pooled investment fund (which agreement is hereby deemed a part of the Plan).  For any Investment Fund that is a unit accounting fund, the value of a Participant’s interest in such Investment Fund (or any portion thereof) as of any Valuation Date shall equal the product of (a) the then-current value of a unit of such Investment Fund (or portion thereof) multiplied by (b) the number of units credited to the Participant’s Account.  For all other Investment Funds and other assets held in the Trust Fund, the Trustee shall determine value based on such information as it may deem reliable, including (without limitation) information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services, (iv) records of securities exchanges, (v) reports of any investment manager, insurance company or financial institution that has issued an investment contract to the Trustee or of any brokerage firm deemed reliable by the Trustee, or (vi) any combination of the foregoing.  If the Trustee is unable to value assets from such sources, it may rely on information from the Employer, the Committee, appraisers or other sources, and will not be liable for inaccurate valuations made in good faith.

Earnings or losses do not include (1) the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, or (2) income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan.

(b)                                           Methods of Valuation.  Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities.  In the case of a transaction between the Plan and a Disqualified Person, value must be determined as of the date of the transaction.  For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan.  An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person.  However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value.  Company Stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of Code Section 170(a)(1).

(c)                                            Participant Account Valuation.  After the end of each Valuation Date, the Trustee shall value all assets of the Trust Fund (taking into account income, expenses, gains and losses as set forth herein), including the value of each Investment Fund and the value of the Company Stock.  Each Participant’s Account balance shall be adjusted as of each Valuation Date by applying the closing fair market value of the shares or units of each investment in the Participant’s Accounts on such Valuation Date to the number of such shares or units of such investment at the close of business on such Valuation Date.

After the valuations and allocations set forth above, the Trustee shall take into account all allocations of contributions and forfeitures hereunder, and all withdrawals, distributions or Participant Loans to be processed as set forth in Articles VII and VIII.  Contributions received by the Trustee shall not be taken into account until the Valuation Date coinciding with or next following the date both (1) such contribution was paid to the Trust Fund and (2) such contribution was allocated to Participant Accounts.

(d)                                           Dividends on Company Stock.  Dividends paid on Company Stock that is not held in the Company Stock Subaccounts or the Unallocated Company Stock Suspense Account shall be allocated and valued as set forth in Sections 5.3(a)-5.3(c).

(e)                                            Dividends and Earnings on ESOP Shares.  Dividends on Company Stock held in the Company Stock Subaccounts and in the Unallocated Company Stock Suspense Account that are paid in shares of Common Stock shall be credited thereto.  Cash dividends on Company Stock held in the Company Stock Subaccounts and in the Unallocated Company Stock Suspense Account shall be applied as follows:

(1)                                  the Committee may elect, with respect to dividends on Company Stock paid to the Plan during any Plan Year (beginning with the 2001 Plan Year), to permit each Participant and Former Participant (and their Beneficiaries) to elect to have the dividends with respect to the Company Stock that is allocated to the Participant’s or Former Participant’s Company Stock Subaccount during such Plan Year paid in cash to the Participant or Former Participant (or Beneficiary).  Such elections shall be made pursuant to Code Section 404(k)(2) and under such uniform and non-discriminatory rules as the Committee shall determine.  Participants and Former Participants (and Beneficiaries) who elect to receive such dividends in cash shall be paid such dividends no more than 90 days after the end of the Plan Year.

(2)                                  the Committee may direct that (a) the dividends that are both (1) paid to the Plan during a Plan Year with respect to Company Stock in the Company Stock Subaccounts during such Plan Year, and (2) not paid to Participants or Former Participants (or Beneficiaries) pursuant to Section 5.3(e)(1), and (b) dividends paid to the Plan during a Plan Year with respect to Company Stock in the Unallocated Company Stock Suspense Account be used to pay the principal and interest on any Exempt Loan outstanding during such Plan Year.

(3)                                    any dividends paid to the Plan during a Plan Year with respect to Company Stock that is allocated to the Company Stock Subaccounts that have not been applied pursuant to Sections 5.3(e)(1) and 5.3(e)(2) shall be used to acquire Company Stock on the open market or, to the extent required or permitted by law, through the release of shares of Common Stock from the Unallocated Company Stock Suspense Account.

(4)                                    any dividends paid to the Plan during a Plan Year with respect to Company Stock in the Unallocated Company Stock Suspense Account that have not been applied as set forth in Section 5.3(e)(2)(b) shall be used to reduce the amount of Employer contributions otherwise required under the terms of the Plan and/or to acquire Company Stock.

The shares of Company Stock released from the Unallocated Company Stock Suspense Account with dividends on shares held in the Company Stock Subaccounts pursuant to Sections 5.3(e)(2) and 5.3(e)(3) shall be allocated to the Company Stock Subaccounts as provided in Section 4.4(a).

Unless the Committee determines otherwise, the number of shares of Company Stock acquired pursuant to Sections 5.3(e)(3) and 5.3(e)(4) shall be based on the fair market value of the Company Stock on the immediately preceding Valuation Date, as determined by the Committee.  Such shares of Company Stock shall be allocated to the Company Stock Subaccounts as provided in Section 4.6.

ARTICLE VI

VESTING REQUIREMENTS; FORFEITURES

6.1              Vesting.  Subject to the provisions of Section 6.2, effective January 1, 2000, a Participant shall at all times be fully vested in his Accounts under the Plan. The vesting of the Accounts of a Participant who has had a Termination of Employment before January 1, 2000, shall be subject to the provisions of the Plan on the date of such Termination of Employment.

6.2              Application of Forfeitures.  Forfeitures with respect to a Plan Year shall be processed at such times as the Committee shall determine.  Forfeitures with respect to a Plan Year shall be applied in the following order until all such Forfeitures have been so applied:  (1) for the reinstatement of Forfeitures pursuant to Section 6.3; (2) to reduce the amount of Employer contributions otherwise required under the terms of the Plan; (3) to pay reasonable expenses incident to the operation of the Plan (as set forth in Section 13.6); and (4) for acquisition of Company Stock.  Unless the Committee determines otherwise, the number of shares of Company Stock acquired pursuant to clause (4) of the preceding sentence shall be based on the average of the closing prices of the Company Stock on the first trading day on or before March 31, June 30, September 30 and December 31 of such Plan Year and December 31 of the previous Plan Year, as reported in the principal securities market in which the Company Stock is then traded.  Such shares of Company Stock shall be allocated to the Company Stock Subaccounts as provided in Section 4.6.

6.3              Rehires.  If any Former Participant is reemployed by an Affiliated Company before five (5) consecutive One-Year Breaks in Service, and such Former Participant has received (or was deemed to have received) a distribution of his entire Vested interest prior to his reemployment, the amount forfeited shall be reinstated, but only if he repays the full amount distributed to him before the earlier of (a) five (5) years after the first date on which the Participant was subsequently reemployed by an Affiliated Company or (b) the end of the first period of five (5) consecutive One-Year Breaks in Service commencing after the distribution (or, in the event of a deemed distribution, upon the reemployment of such Former Participant).  If the Former Participant repays the full amount distributed to him (or in the event of a deemed distribution), all Forfeitures with respect to his Accounts shall be reinstated pursuant to the allocations set forth in Section 4.4(b).  All amounts so reinstated shall be immediately vested.

ARTICLE VII

RIGHTS OF WITHDRAWAL FROM THE PLAN

PRIOR TO TERMINATION OF EMPLOYMENT;

PLAN LOANS

7.1           In-Service Withdrawals—General.  A Participant may make withdrawals from his Accounts prior to his Termination of Employment only as provided in this Article VII and pursuant to such non-discriminatory rules regarding Valuation Dates and such other matters as the Committee shall prescribe.  Except as provided in Section 9.2, any withdrawals made pursuant to this Article VII shall be made in a manner which satisfies the notice and consent requirements of Section 9.1 and Code Section 411(a)(11).

7.2           After-Tax Account; Rollover Account.  A Participant may at any time withdraw all or any part of the balance in his After-Tax Account and in his Rollover Account before his Termination of Employment.

7.3           Before-Tax Account.

(a)           General.  A Participant may withdraw all or any part of the balance in his Before-Tax Account prior to his Termination of Employment only:

(1)                                  after the Participant attains age 59½;

(2)                                  in a lump sum distribution after the termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), as provided in Code Section 401(k)(10); or

(3)                                  in the event of Hardship, as provided in Section 7.3(b).

(b)           Hardship Withdrawals.  Notwithstanding any withdrawals made pursuant to Section 7.3(a), a Participant may make withdrawals from his Before-Tax Account on account of Hardship.  Any application for a withdrawal on account of Hardship shall be made in writing to the Committee, setting forth facts demonstrating that a Hardship exists and containing such financial statements, documents and other additional information as the Committee shall require.  No withdrawal on account of Hardship shall be permitted unless the Committee, based upon the Participant’s representations and such other facts as are known to the Committee, determines that all of the following conditions are satisfied:

(1)                                            the distribution is needed to satisfy a Hardship;

(2)                                           the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution);

(3)                                           the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Affiliated Companies; and

(4)                                           all other plans maintained by the Affiliated Companies provide either (A) that the Participant’s elective deferrals and voluntary employee contributions will be suspended for at least six (6) months after receipt of the distribution, or (B) that the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary employee contributions to such other plans for at least six (6) months after receipt of the distribution.

Notwithstanding the foregoing, distributions from a Participant’s Before-Tax Account pursuant to this Section 7.3(b) shall be limited, as of the date of distribution, to the balance in the Participant’s Before-Tax Account as of December 31, 1988, plus the total of the Participant’s Before-Tax Contributions after such date, reduced by the amount of any previous distributions pursuant to this Section 7.3(b) and Section 9.2.

7.4                                           Company Matching, Profit Sharing and Plan Loan Accounts.

(a)                       General.  Except as provided in Section 7.4(b), a Participant may not make a withdrawal from his Company Matching, Profit Sharing or Plan Loan Accounts before his Termination of Employment.

(b)                      ESOP Diversification Withdrawals.  A Qualified ESOP Participant may at any time withdraw all or any part of the balance in his Company Matching Account and Profit Sharing Account; provided that any such withdrawal must be no less than $500.

7.5                                           Plan Loans.

(a)           General.  An Eligible Borrower may take out a Participant Loan from his Before-Tax Account, After-Tax Account and Rollover Account as provided in this Section 7.5 and the Loan Procedures.

(b)           Availability of Loans.  An Eligible Borrower’s ability to take out a Participant Loan shall be subject to such restrictions as may be set forth in the Loan Procedures, the Code, ERISA and the Plan.  An Eligible Borrower may not extend or shorten the term of an outstanding Participant Loan.  The Loan Procedures may impose a Participant Loan application or processing fee, and may require that such fee be paid by the liquidation of a portion of the Eligible Borrower’s Accounts.

(c)           Loan Terms.  The minimum Participant Loan shall be $1,000.  The maximum Participant Loan shall be the lesser of (1) 50% of the Vested balance in the Eligible Borrower’s Accounts; and (2) $50,000, reduced by the highest outstanding balance of any Participant Loan

(or any loan from other tax-qualified plans of the Affiliated Companies) to such Eligible Borrower during the 12-month period ending on the day before the Participant Loan is made.  Each Participant Loan shall bear a reasonable rate of interest.  Each Participant Loan shall be required to be repaid in full within 5 years; provided, however, that if the Participant Loan is used to acquire a dwelling which is to be used within a reasonable time after the Participant Loan is made as the Eligible Borrower’s principal residence (as provided in Code Section 1034), the Participant Loan may be required to be repaid in full over a longer period.  Except as otherwise permitted under the Code and ERISA, each Participant Loan shall be repaid with substantially level payments, no less frequently than quarterly (and as set forth in the Loan Procedures), over the term of the Participant Loan.  Notwithstanding the foregoing, an Eligible Borrower may prepay a Participant Loan in whole (but not in part), without penalty, through payment of the outstanding principal of the Participant Loan (plus accrued interest thereon).

(d)           Loan Proceeds.  Upon the approval of an Eligible Borrower’s application for a Participant Loan, the Participant Loan proceeds shall be derived from the proceeds of the sale or redemption of Investment Funds in the Eligible Borrower’s Before-Tax, After-Tax and Rollover Accounts, in the manner specified in the Loan Procedures.  The proceeds of such sales or redemptions shall be transferred (1) from the Eligible Borrower’s other Accounts to his Loan Account, and (2) from his Loan Account to the Eligible Borrower.

(e)           Security.  Each Participant Loan shall be secured by a lien on the Eligible Borrower’s Vested balance in the Plan, to the maximum extent permitted by the Code and ERISA.

(f)            Loan Repayments.  All Participant Loan repayments shall be made to the Eligible Borrower’s Loan Account.  Such repayments shall immediately be transferred from the Loan Account to the Eligible Borrower’s Before-Tax, After-Tax and Rollover Accounts, and invested in the manner specified in the Loan Procedures.

(g)           Loan Defaults.  Upon the occurrence of any event of default as specified in the Participant Note evidencing any Participant Loan (an “Event of Default”), the Committee shall take such action as it determines to be necessary or appropriate in order to preclude the loss of principal and interest by the Plan.  Such action may include a foreclosure of the Participant Loan by distribution of the Participant Note to the Eligible Borrower, or by other reduction of the Eligible Borrower’s Plan balance by the value of the Participant Loan; provided that no such foreclosure or reduction shall be made until the earliest time that Before-Tax Contributions may be distributed to the Eligible Borrower, as provided in Code Section 401(k).

7.6           Alternate Payees.  Any Plan provision to the contrary notwithstanding, the distribution rights of an Alternate Payee shall be determined as set forth in Section 9.5.

ARTICLE VIII

DISTRIBUTIONS UPON TERMINATION

OF EMPLOYMENT

8.1           Termination Distributions.  If a Participant has a Termination of Employment for a reason other than Retirement, Disability or death, the entire balance of the Participant’s Account shall be distributable only in the form of a lump-sum payment.

If a Participant has a Termination of Employment due to Retirement, Disability or death, the entire balance of the Participant’s Accounts shall be distributed (a) for distributions commencing before January 1, 2003, pursuant to the election of the Participant (or of his Beneficiary, if the Participant has not made an election before his death) as either:  (1) a lump-sum payment, or (2) payments in semiannual or annual installments over a period certain not to exceed the lesser of 10 years or the Participant’s life expectancy (or the life expectancy of the Participant and his Beneficiary (a “Term Certain Benefit”)), and (b) for distributions commencing on or after January 1, 2003, only in the form of a lump-sum payment.

The Valuation Date or Dates for distributions under this Section 8.1 shall be determined pursuant to such uniform rules as the Committee shall prescribe.  Except as provided in Sections 8.2 and 9.2, any distributions made under this Section 8.1 shall be made in a manner which satisfies the notice and consent requirements of Section 9.1 and Code Section 411(a)(11).

8.2           Lump-Sum Cashout Provision.  Any Plan provision to the contrary notwithstanding, if a Participant’s Account is to be paid under this Article VIII as (a) a lump-sum payment and the value of his Account as of any Valuation Date on or after his Termination of Employment is less than $1,000, or (b) under this Article VIII as a Term Certain Benefit and the value of his Account as of any Valuation Date on or before payment of such Term Certain Benefit has commenced is less than $1,000, then the Participant’s Account may be paid by the Plan in a lump-sum payment as soon as practicable after such Valuation Date.

ARTICLE IX

GENERAL DISTRIBUTION

PROVISIONS

9.1                                 Consent Requirements.

Except as set forth in Section 9.2, no distribution shall be made to a Participant without the Participant’s consent.  With regard to this required consent:

(a)                                  No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(b)                                 The Participant must be informed of his right to defer receipt of the distribution.  If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit with respect to distributions which are required under Section 9.2 at the Participant’s Required Commencement Date.

(c)                                  Notice of the rights specified under this Section 9.1 shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the benefit is to commence, provided that any such distribution may commence less than thirty (30) days after the notice required under IRS Regulation 1.411(a)-11(c) is given, provided that the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

(d)                                 Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(e)                                  No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

9.2                                 Required Minimum Distributions.

(a)                                 2002 Plan Year.  Any Plan provision to the contrary notwithstanding, distributions under the Plan shall commence no later than the Participant’s Required Commencement Date.  With respect to distributions under the Plan made for the 2002 Plan Year, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  This Section 9.2(a) shall continue in effect until December 31, 2002.

(b)                                 Plan Years After 2002.

(1)                                General.  Any Plan provision to the contrary notwithstanding, the provisions of this Section 9.2(b) shall apply for purposes of determining required minimum distributions for Plan Years beginning with the 2003 Plan Year.  All such distributions will be determined and made in accordance with the IRS Regulations under Code Section 401(a)(9).

(2)                                Time and Manner of Distribution.

(i)            Required Commencement Date.  A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Commencement Date.

(ii)           Death of Participant Before Distributions Begin.  If a Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                             If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                               If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as otherwise specifically provided in this Section 9.2(b), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                              If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 9.2(b)(2)(ii), other than Section 9.2(b)(2)(ii)(A), will apply as if the surviving Spouse were the Participant.

(ii)                                For purposes of this Section 9.2(b)(2)(ii) and Section 9.2(b)(4), unless Section 9.2(b)(2)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Commencement Date.  If Section 9.2(b)(2)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.2(b)(2)(ii)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Commencement Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.2(b)(2)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)                             Form of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Commencement Date, as of the first distribution calendar year (as defined below) distributions will be made in accordance with Sections 9.2(b)(3) and (4).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9).

(3)           Required Minimum Distributions During Participant’s Lifetime.

(i)                                   Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                              the quotient obtained by dividing the Participant’s account balance by the distribution period in the

Uniform Lifetime Table set forth in IRS Regulation 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                              if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in IRS Regulation 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 9.2(b)(3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)                                  Required Minimum Distributions After Participant’s Death.

(i)                                     Death On or After Date Distributions Begin.

(A)                              Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)                                  The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                  If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)                                  If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                               No Designated Beneficiary.  If the Participant dies on or after the date the distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  Death Before Date Distributions Begin.

(A)                              Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 9.2(b)(4)(i).

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9.2(b)(2)(ii)(A), this Section 9.2(b)(4)(ii) will apply as if the surviving Spouse were the Participant.

(5)                                  5-Year Rule.

(i)            5-Year Rule - General.  If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 9.2(b)(2)(ii), but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, the rule in this Section 9.2(b)(5)(i) (“5-year rule”) will apply as if the surviving Spouse were the Participant and will apply to all distributions.

(ii)           Distribution Election.  Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the rule in Section 9.2(b)(2)(ii) and 9.2(b)(4)(ii) (the “life expectancy rule”) applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.2(b)(2)(ii), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death.  If neither the Participant nor the Beneficiary makes an election under this Section 9.2(b)(5)(ii), distributions will be made in accordance with Sections 9.2(b)(2)(ii), 9.2(b)(4)(ii) and 9.2(b)(5)(i).

(iii)          A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(6)                                  Definitions.

Designated Beneficiary means the individual who is designated as the Beneficiary under the terms of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and IRS Regulation 1.401(a)(9)-1, Q&A-4.

Distribution calendar year means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Commencement Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.2(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Commencement Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Commencement Date occurs, will be made on or before December 31 of that distribution calendar year.

Life expectancy means life expectancy as computed by use of the Single Life Table in IRS Regulation 1.401(a)(9)-9.

Participant’s account balance means the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

9.3                                 Forms of Distribution.

(a)                                  Distributions of amounts invested in Company Stock shall be made in the form of shares of Company Stock or cash, at the election of the Participant (provided that fractional shares of Company Stock shall be distributed in cash).  If the Participant fails to make such an election, such distributions shall be made in the form of cash.  Distributions from all other Investment Funds shall be in the form of cash.

(b)                                 Any Plan provision to the contrary notwithstanding, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the Committee shall distribute a Participant’s Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(c)                                  Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided such restrictions are applicable to all Company Stock of the same class.  If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the Participant by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

(d)                                 If Company Stock acquired with the proceeds of an Exempt Loan is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

9.4                                 Direct Rollovers.  Any Plan provision to the contrary notwithstanding, a distributee may elect, in the manner and pursuant to such procedures as may be prescribed or permitted by the Committee, to have all or any portion of an eligible rollover distribution paid directly to the eligible retirement plan specified by the distributee in the form of a direct rollover, all as provided in Code Sections 401(a)(31) and 402.

Subject to the provisions of Code Sections 401(a)(31) and 402, for purposes of this Section 9.4:

“distributee” means (1) the Participant, (2) upon the death of the Participant, the Participant’s surviving Spouse (to the extent of such person’s interest in the Participant’s benefits under the Plan), and (3) the Participant’s Spouse or former Spouse (to the extent of such person’s interest in the Participant’s benefits under the Plan as an Alternate Payee under a Qualified Domestic Relations Order).

“eligible rollover distribution” means any lump sum payment or other distribution of all or any portion of the balance to the credit of the distributee, other than (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; and (2) any distribution to the extent such distribution is required under Code Section 401(a)(9).

“eligible retirement plan” means (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); (3) a qualified trust described in Code Section 401(a) that is exempt from tax under Code Section 501(a); (4) an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A); and (5) an annuity contract described in Code Section 403(b).

“direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

In order for a distributee to have all or any portion of an eligible rollover distribution paid to an eligible retirement plan as a direct rollover, such distributee must comply with such procedures as the Committee shall determine.

9.5                                           Qualified Domestic Relations Orders.  Payment of amounts awarded to an Alternate Payee shall be made in accordance with the terms of a Qualified Domestic Relations Order.  During any period in which the issue of whether an Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise) (a) the Committee shall direct the Trustee to separately account for the amounts (the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the Order is determined to be a Qualified Domestic Relations Order, and (b) the Committee shall take steps to ensure that the amounts that would have been payable to the Alternate Payee, if the Order were a Qualified Domestic Relations Order, are not distributed to the Participant or any other person.

If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under an Order, the Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated amounts (and any earnings or interest thereon) to the person or persons entitled thereto.  If within such eighteen (18) month period it is determined that the Order is not a Qualified Domestic Relations Order or the issue as to whether such Order is a Qualified Domestic Relations Order is not resolved, the Committee shall direct the Trustee to pay the segregated amounts (and any earnings or interest thereon) to the person or persons who would have been entitled to such amounts if there had been no Order.  Any determination that an Order is a Qualified Domestic Relations Order which is made after the close of such eighteen (18) month period shall be applied prospectively only.

Any Plan provision to the contrary notwithstanding, after an Order has been determined to be a Qualified Domestic Relations Order and the segregate amounts established for the Alternate Payee, the Alternate Payee’s sole right to receive a distribution from the Plan shall be a single lump-sum payment that is payable upon the written request of the Alternate Payee.

The Committee shall establish reasonable procedures for determining whether an Order is a Qualified Domestic Relations Order and for administering distributions under Qualified Domestic Relations Orders.  When the Plan receives an Order, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such Order and the Committee’s procedures for determining whether such Order is a Qualified Domestic Relations Order.  The Committee shall determine whether an Order is a Qualified Domestic Relations Order within a reasonable period after receipt of such Order, and shall within a reasonable time after such determination notify the Participant and each Alternate Payee of such determination.

ARTICLE X

SPECIAL ESOP PROVISIONS

10.1         Exempt Loans.

(a)           General.  The Plan may borrow money for any lawful purpose, to the fullest extent permitted by the Code, ERISA and other applicable laws. The foregoing notwithstanding, any loan to the Plan (or the Trust) that is made or guaranteed by a Disqualified Person must satisfy the requirements for an Exempt Loan.

(b)           Suspense Account.  All Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall initially be added to and maintained in the Unallocated Company Stock Suspense Account.  Such Company Stock shall be released and withdrawn from such Account as if all Company Stock in such Account were encumbered.  For each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released with respect to such Plan Year shall equal the number of encumbered shares held immediately before release for such Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for such Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

(c)           Allocations of Released Shares.  All Company Stock released from the Unallocated Company Stock Suspense Account for a Plan Year shall be allocated to the Company Stock Subaccounts of the eligible Participants in the form of non-monetary units (whole and fractional shares of Company Stock) as set forth more fully in Article IV.  Such allocations shall be performed in the following order, until all released shares for such Plan Year have been so allocated:  (1) allocations pursuant to Section 4.4(a) with respect to dividends on shares of Company Stock in the Company Stock Subaccount that were originally acquired with the proceeds of an Exempt Loan; (2) allocations pursuant to Section 4.4(a) with respect to dividends on shares of Company Stock in the Company Stock Subaccount that were not originally acquired with the proceeds of an Exempt Loan; (3) allocations pursuant to Section 4.2 (relating to Company Matching Contributions); (4) allocations pursuant to Section 4.3 (relating to Profit Sharing Contributions); (5) allocations pursuant to Section 4.4(b) (relating to reinstatement of Forfeitures); (6) allocations pursuant to Section 4.5 (relating to certain legally-required contributions); and (7) allocations pursuant to Section 4.6 (relating to supplemental Company Matching and/or Profit-Sharing Contributions).

10.2         Nonterminable Protections and Rights.  Except as provided in Section 10.3, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement, when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP.  The protections and rights granted in this Section 10.2 are nonterminable, and such protections and rights shall exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an Exempt Loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such Exempt Loan, the failure of the Plan to be an ESOP, or an amendment of the Plan shall cause a termination of said protections and rights.

10.3                           Put Option.

(a)           Fair Valuation – No Exempt Loan.  If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradable on an established securities market, the Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula.  Such Company Stock shall be subject to the provisions of Section 10.3(c).

(b)           Trading Limitations – Exempt Loan.  If Company Stock which was acquired with the proceeds of an Exempt Loan is not publicly traded when distributed or is distributed subject to a “trading limitation”, such Company Stock shall be subject to a put option.  For purposes of this Section 10.3(b), a “trading limitation” on Company Stock means a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 10.2) affecting the Company Stock which would make the Company Stock not as freely tradable as stock not subject to such restriction.

(c)           Put Option.  The put option shall be exercisable only by a Participant, by the Participant’s donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant’s death.  (Under this Section 10.3(c), Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.)  The put option must permit a Participant to put the Company Stock to the Employer.  Under no circumstances may the put option bind the Plan.  However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised.  If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided in IRS Regulations).  However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after such distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option.  The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option.  The notice must inform distributees of the term of the put options that they are to hold.  The terms must satisfy the requirements of this Section 10.3(c).

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold.

The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law.  The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 5.3.  Payment under the put option involving a “Total Distribution” shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond five (5) years.  The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided.  The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option.  Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer’s articles of incorporation, unless so required by applicable state law.

For purposes of this Section 10.3(c), “Total Distribution” means a distribution to a Participant or his Beneficiary within one taxable year of the Participant’s entire Account balance.

(d)           Other Provisions.  An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section 10.3.  The Plan (and the Trust Fund) must not otherwise be obligated to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

ARTICLE XI

LIMITATIONS ON CONTRIBUTIONS

11.1            Annual Limit on Before-Tax Contributions.  Notwithstanding a Participant’s election, for Plan Years beginning after December 31, 2001, a Participant’s Before-Tax Contributions to the Plan for any Plan Year shall not exceed the Annual Before-Tax Contribution Limit.  If the Before-Tax Contributions elected by a Participant would exceed the Annual Before-Tax Contribution Limit, the Committee may take such action with respect to such election as it deems necessary or appropriate to prevent such Participant’s Before-Tax Contributions for such Plan Year from exceeding the Annual Before-Tax Contribution Limit.  If a Participant’s Before-Tax Contributions for any Plan Year are inadvertently permitted to exceed the Annual Before-Tax Contribution Limit, the excess contributions shall be distributed to the Participant as provided in Section 11.2.

11.2            Distribution of Excess Deferrals.  A Participant shall receive a distribution under this Section 11.2 if either (a) the Participant’s Before-Tax Contributions to the Plan for a Plan Year exceed the Annual Before-Tax Contribution Limit, or (b) (1) the Participant’s “Elective Deferrals” (as defined below) for the Participant’s taxable year exceed the Annual Before-Tax Contribution Limit for such taxable year (such excess under clause (a) or (b) (1) above being referred to as “Excess Deferrals”), and (2) the Participant requests a distribution of all or any portion of such Excess Deferrals from the Plan by providing the Committee, on or before the March 1 after the calendar year in which the Excess Deferrals were made, with a written statement (A) stating that the Participant had made such Excess Deferrals and (B) specifying the amount of such Excess Deferrals that the Participant desires to allocate to, and have distributed from, the Plan.  Excess Deferrals (and any Income allocable to such amount) shall be distributed pursuant to this Section 11.2 to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferrals and Income shall be treated as a pro rata distribution of Excess Deferrals and Income. The amount distributed shall not exceed the Participant’s Before-Tax Contributions under the Plan for the taxable year (and any Income allocable thereto). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)                                  the distribution must be made after the date on which the Plan received the Excess Deferrals;

(2)                                  the Participant shall designate the distribution as Excess Deferrals; and

(3)                                  the Plan must designate the distribution as a distribution of Excess Deferrals.

(4)                                  For Plan Years beginning January 1, 2006, distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Committee has the discretion to determine and allocate income using any of the methods set forth below:

        (A) Reasonable method of allocating income. The Committee may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

         (B) Alternative method of allocating income. The Committee may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Before-Tax Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year) by a fraction, the numerator of which is the Before-Tax Contributions for the Employee for the Plan Year, and the denominator of which is the sum of:

(1)           the Account balance attributable to Before-Tax Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)           any additional amount of such contributions made for the Plan Year.

(C) Safe harbor method of allocating gap period income. The Committee may allocate income to Excess Contributions for the gap period by multiplying ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (B) above by the number of calendar months that have elapsed since the end of the Plan Year.  For purposes of calculating the number of calendar months that have elapsed, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D) Alternative method for allocating Plan Year and gap period income. The Committee may determine the income for the aggregate of the Plan Year and the gap period by applying the alternative method provided by paragraph (B) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

Any distribution made pursuant to this Section 11.2 shall be made first from unmatched Before-Tax Contributions and, thereafter, from Before-Tax Contributions which have been matched.  Company Matching Contributions which relate to Excess Deferrals that are distributed pursuant to this Section 11.2 shall be forfeited.

“Elective Deferrals” shall mean (subject to Code Section 402(g)(3)), for a Participant’s taxable year, the sum of the following amounts with respect thereto:  (a) his Before-Tax Contributions to the Plan; (b) any employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)); (c) any employer contribution under a simplified employee pension to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)); and (d) any elective employer contribution to a simple retirement account under Code Section 408(p)(2)(A)(i).

11.3   Annual ADP and ACP Tests—Application of Safe Harbors.  The Plan shall satisfy the requirements of Code Sections 401(k)(3)(ii) and 401(m)(2) by complying with the design based “safe harbor” provisions contained in Code Sections 401(k)(12) (the “ADP Safe Harbor”) and 401(m)(1)) (the “ACP Safe Harbor”).  Any Plan provision to the contrary notwithstanding, the Plan shall be interpreted and administered in a manner consistent with the requirements of the ADP Safe Harbor and ACP Safe Harbor and this Section 11.3.  In particular, and without limiting the generality of the foregoing, (a) the Employer shall make Company Matching Contributions on behalf of each Participant who is a Non-Highly Compensated Employee in an amount equal to 100% of the Before-Tax Contributions of such Participant, to the extent such Before-Tax Contributions do not exceed 4% of such Participant’s Compensation (as more fully provided for in Section 4.2, and in satisfaction of the requirements of Code Sections 401(k)(12)(B)(iii)), and provided that effective January 1, 2006, Catch-Up Contributions will be taken into account in applying Company Matching Contributions under the Plan, (b) the Employer shall make Company Matching Contributions on behalf of each Participant who is a Highly Compensated Employee in a manner identical to that set forth in clause (a) above (as more fully provided for in Section 4.2, and in satisfaction of the requirements of Code Section 401(k)(12)(B)(ii)), (c) each Participant is at all times fully vested in his Accounts under the Plan (as more fully provided for in Section 6.1) and his rights to distribution of his Before-Tax Contributions and Company Matching Contributions comply with the requirements of Code Section 401(k)(2)(B) (as more fully provided for in Article VII), all in satisfaction of the requirements of Code Section 401(k)(12)(B)(i), and (d) the Plan does not take into account “permitted disparity” under Code Section 401(l) (in satisfaction of the requirements of Code Section 401(k)(12)(E)(ii)).

The Committee will provide each eligible Employee with an accurate and comprehensive written notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average eligible Employee.  Such notice shall be provided (1) to each eligible Employee for a Plan Year, at least 30 days (and no more than 90 days) before the beginning of such Plan Year (or at such other time that is a reasonable period before the beginning of such Plan Year), and (2) to each eligible Employee who does not receive the notice within the period described in clause (1) because such Employee became eligible after the 90th day before the beginning of the Plan Year, no more than 90 days before the Employee becomes eligible, and no later than the date the Employee becomes eligible (or such other times within a reasonable period before the Employee becomes eligible), all as set forth in Code Section 401(k)(12)(D).

Any Plan provision to the contrary notwithstanding, for Plan Years beginning on or after January 1, 2006, the following shall apply:

Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f) and the Plan provisions set forth below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy such requirement merely because the Plan Year has less than twelve (12) months, provided that:

(a)                                  The Plan satisfied the ADP Safe Harbor and/or ACP Safe Harbor requirements for the immediately preceding Plan Year; and

(b)                                 The Plan satisfies the ADP Safe Harbor and/or ACP Safe Harbor requirements (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

The Company may amend the Plan during a Plan Year to prospectively reduce or eliminate any or all Company Matching Contributions under the Plan (including any ADP Safe Harbor matching contributions) provided: (a) the Committee provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment’s effective date, and informs Participants that they will have a reasonable opportunity to modify their Before-Tax Contribution elections; (b) Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) before the effective date of the amendment to modify their Before-Tax Contribution elections; and (c) the amendment is not effective earlier than the later of: (i) thirty (30) days after the Committee gives supplemental notice; or (ii) the date the Company adopts the amendment.  If the Company amends the Plan to eliminate or reduce any Company Matching Contribution under this Section effective during a Plan Year, the Plan must continue to apply all of the ADP Safe Harbor and/or ACP Safe Harbor requirements until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the ADP test and the ACP test.

The Company may terminate the Plan during a Plan Year in accordance with Plan termination provisions of Section 16.3 and the following:

(a)                                  Acquisition/disposition or substantial business hardship. If the Company terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Company’s substantial business hardship within the meaning of Code Section 412(d), then the Plan remains an ADP Safe Harbor and/or ACP Safe Harbor Plan provided that the Company satisfies the ADP Safe Harbor and/or ACP Safe Harbor provisions through the effective date of the Plan termination.

(b)                                 Other termination. If the Company terminates the Plan for any reason other than as described above, and the termination results in a short Plan Year, the Company must conduct the termination under the provisions listed above, except that the Company need not provide Participants with the right to change their Before-Tax Contribution elections.

11.4                           Section 415 Limits.

(a)                                General.  Any Plan provision to the contrary notwithstanding, the Annual Addition (as defined below) that may be allocated or contributed to a Participant’s Account for any Limitation Year (as defined below) shall not exceed the lesser of:

(i)                                     $40,000, adjusted for increases in the cost of living pursuant to Code Section 415(d)(1)(C) (the “$40,000 Limitation”); or

(ii)                                  100% of the Participant’s Annual 415 Compensation (the “Compensation Limitation”).  The Compensation Limitation shall not apply to (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (2) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

(b)                                 Annual Additions.  “Annual Additions” means the sum credited to a Participant’s Accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) which is part of a pension or annuity plan maintained by the Employer, and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.  The following are not Annual Additions:  (1) the transfer of funds from one qualified plan to another; (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan, (3) rollover contributions (as defined in Code Sections 402(a)(5), 403(b)(8) and 408(d)(3)); (4) repayments of loans made to a Participant from the Plan; (5) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (6) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (7) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(c)                                  Other Definitions and Special Rules.

(i)                                     “Employer” means, for purposes of this Section 11.4, the Employer and any Affiliated Company that adopts this Plan; provided, however, the determination under Code Section 414(c) shall be made as if the phrase “more than 50 percent” were substituted for the phrase “as least 80 percent” each place it is incorporated into Code Section 414(c).

(ii)                                  “Limitation Year” means the Plan Year.

(iii)                               For purposes of this Section 11.4, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contributions plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(iv)                              In determining Annual Additions:

(1)                                  If a Participant participates in more than one defined contribution plan maintained by the Employer which have different plan years, the maximum Annual Additions under this Plan shall equal the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited to such Participant’s Accounts during the Limitation Year.

(2)                                  If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same plan year, Annual Additions will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 before crediting Annual Additions to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)                                If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same plan year, the maximum Annual Additions under this Plan shall equal the product of (A) the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant’s Accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

                                                (d)                                 Adjustment for Excessive Annual Additions.

(1)                                If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of the Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of this Section 11.4 or other facts and circumstances to which IRS Regulation 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participants the Committee shall (1) distribute any elective deferrals or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to such elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the “excess amount” (as defined below) in the Participant’s Accounts, (2) hold any excess amount remaining after the return of any elective deferrals or voluntary Employee contributions in a “Section 415 suspense account” (as defined below), (3) use the Section 415 suspense account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer contributions for such Participant if such Participant is covered by the Plan as of the end of the Limitation Year, or if the Participant is not so covered, allocate and reallocate the Section 415 suspense account in the next Limitation Year (and succeeding Limitation Years if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute Annual Additions are made to the Plan for such Limitation Year, and (4) reduce Employer contributions to the Plan for such Limitation Year by the amount of the Section 415 suspense account allocated and reallocated during such Limitation Year.

For purposes of this Section 11.4(d), “excess amount” for any Participant for a Limitation Year shall mean the excess, if any, of (1) the Annual Additions which would be credited to his Account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum Annual Additions determined pursuant to this Section 11.4.

For purposes of this Section 11.4(d), “Section 415 suspense account” shall mean an unallocated amount equal to the sum of excess amounts for all Participants in the Plan during the Limitation Year.  The Section 415 suspense account shall not share in any earnings or losses of the Trust Fund.

ARTICLE XII

TOP-HEAVY PROVISIONS

12.1                           Top-Heavy Definitions.  For purposes of this Article and subject to Code Section 416, the following words and phrases shall have the following meanings unless the content clearly indicates otherwise:

Determination Date means, with respect to any plan year, the last day of the preceding plan year, except in the case of the first plan year of a plan, in which event the Determination Date shall be the last day of such plan year.  The valuation of accrued benefits as of a given Determination Date shall be determined as of the valuation date that coincides with the Determination Date or, if there is no such valuation date, the most recent valuation date that is within a twelve-month period ending on the Determination Date.

Five Percent Owner means (1) for an Affiliated Company that is a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the value of the outstanding stock of the Affiliated Company or stock possessing more than five percent of the total combined voting power of all stock of the Affiliated Company, and (2) for an Affiliated Company that is not a corporation, any person who owns more than five percent of the capital or profits interest in the Affiliated Company.

Key Employee means, as of any Determination Date, any Employee or former Employee (or beneficiary of such Employee) who, at any time during the plan year which includes the Determination Date, is:

(a)                                  an officer of any Affiliated Company having Annual 415 Compensation greater than $130,000 (adjusted as set forth in Code Section 416(i)(1)(A));

(b)                                 a Five Percent Owner of any Affiliated Company; or

(c)                                  a One Percent Owner of any Affiliated Company having Annual 415 Compensation from all Affiliated Companies of more than $150,000.

For purposes of paragraph (a) of this definition of Key Employee, no more than 50 Employees (or, if lesser, the greater of three or ten percent of the Employees) shall be treated as officers. For purposes of determining the number of officers taken into account under paragraph (a), Employees described in Code Section 414(q)(5) shall be excluded.

Non-Key Employee means any Employee who is not a Key Employee or who is a former Key Employee.

One Percent Owner means any person who would be described by the definition of “Five Percent Owner” if “one percent” were substituted for “five percent” each place it appears in such definition.

Permissive Aggregation Group means the aggregate of the Required Aggregation Group and any other plan or plans of an Affiliated Company, if the group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 with such additional plan or plans being taken into account.  Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of such plan’s Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

The term plan as used in this Article XII means a plan that satisfies the requirements of Code Section 401(a).

The term plan year as used in this Article XII means the plan year of a plan of an Affiliated Company.

Required Aggregation Group means a group of plans consisting of (i) each plan of the Affiliated Companies in which a Key Employee participates during the plan year containing the Determination Date for such plan and (ii) any other plan of the Affiliated Companies that enables any of such plans to satisfy the requirements of Code Sections 401(a)(4) or 410.  Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for such plan as of each plan’s Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.  If an Aggregation Group includes two or more defined benefit plans, the same actuarial assumptions will be used with respect to all such plans in accordance with IRS Regulation 1.416-1, T-26.

Top-Heavy Group means any Permissive or Required Aggregation Group, if the sum (as of the Determination Date) of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and (b) the aggregate of the accounts of Key Employees under all defined contribution plans included in such Aggregation Group, exceeds 60 percent of a similar sum determined for all Employees.

Top-Heavy Plan Year means a Plan Year during which the Plan is a Top-Heavy Plan.

Valuation Date means (a) for a defined benefit plan, the same valuation date used for computing plan costs for minimum funding; and (b) for a defined contribution plan, the most recent valuation date within the 12-month period ending on the Determination Date.

For purposes of the definitions of “Five Percent Owner”, “Key Employee” and “One Percent Owner”, Code Section 318(a)(2)(C) shall be applied by substituting “5 percent”

for “50 percent.”  The rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining ownership of the Affiliated Companies.

12.2                       General Rule.  The provisions of Section 12.4 shall become effective for any Plan Year after the 2001 Plan Year in which the Plan is determined to be a Top-Heavy Plan, as determined pursuant to Section 12.3.  The application of Code Section 416 to the Plan for Plan Years before the 2002 Plan Year shall be determined pursuant to the then-applicable provisions of the Plan and Code Section 416.

12.3                           Determination of Top-Heavy.  The Plan will be considered a Top-Heavy Plan for any Plan Year if, as of the Determination Date, (1) the present value of the cumulative Accounts of Key Employees exceeds 60% of the present value of the cumulative Accounts of all Employees (the “60% Test”) or (2) the Plan is part of a Required Aggregation Group which is a Top-Heavy Group.  Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group which is not a Top-Heavy Group.

For purposes of the 60% Test for any Plan Year, Accrued Benefits shall be calculated under the assumption that each Participant retired on the most recent Valuation Date.  The present value of the Accrued Benefits shall be based on the actuarial assumptions used by the Actuary in the actuarial valuation on such Valuation Date.

For the purpose of determining the present value of the accrued benefit of any Employee, the present value shall be increased, as required by IRS Regulation 1.416-1, by the aggregate distributions made with respect to such Employee under the plan during the one year period ending on the Determination Date for such plan (or, with respect to distributions made for a reason other than separation from service, death or disability, during the five-year period ending on the Determination Date for such plan), and under any terminated plan that, if it had not been terminated, would have been included in the Required Aggregation Group.  Notwithstanding the foregoing provisions of this Section, if any individual has not performed any service for any employer maintaining the plan at any time during the one year period ending on the Determination Date for such plan, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

Except to the extent provided in regulations, any rollover contribution (or similar transfer) initiated by an Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any aggregation group which includes such plan is a Top-Heavy Group).  If any individual is not a Key Employee with respect to a plan in the aggregation group for any plan year, but such individual was a Key Employee with respect to a plan in the aggregation group for any prior plan year, any accrued benefit for such Employee (and the account of such employee) shall not be taken into consideration in making a determination of the top heavy status of the plan.

For purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Employee (other than a Key Employee) will be determined under a uniform accrual method which applies in all defined benefit plans maintained by the Affiliated Companies or, if there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under Code Section 411(b)(1)(C).

12.4                           Minimum Allocations.  For any Top-Heavy Plan Year, the sum of the Employer contributions (including Company Matching Contributions) allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s Annual 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee’s Annual 415 Compensation and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee.

However, for any Plan Year when (1) the Plan is a Top-Heavy Plan and (2) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top-heavy, four percent (4%) shall be substituted for three percent (3%) in the paragraph above.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

For purposes of the minimum allocations set forth above, the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the Annual 415 Compensation for such Key Employee.

For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make contributions to the Plan.

In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of Annual 415 Compensation shall be provided under this Plan.  However, for any Plan Year when (1) the Plan is a Top Heavy-Plan and (2) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top-heavy, seven and one-half percent (7 1/2%) shall be substituted for five percent (5%).

If a Non-Key Employee (1) participates in this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, (2) the Plan is a Top-Heavy Plan, and (3) a

Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top-heavy, such Non-Key Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of Annual 415 Compensation averaged over the five (5) consecutive Limitation Years (or actual Limitation Years, if less) which produce the highest average and (2) the lesser of (i) three percent (3%) multiplied by years of service when the plan is top-heavy or (ii) thirty percent (30%).

12.5                           Exceptions.  The requirements of Section 12.4 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer if retirement or savings benefits were the subject of good faith bargaining between such Employee representatives and the Employer.

ARTICLE XIII

ADMINISTRATION OF THE PLAN

13.1                           Information.  Each Affiliated Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties under the Plan. For this purpose, the Affiliated Company’s records shall be conclusive as to all persons.

13.2                           Appointment of Committee.  The Committee shall have the responsibility for the administration of the Plan. The members of the Committee shall be appointed from time to time, and shall serve at the pleasure of, the President of the Company. The Committee shall consist of at least three members who may, but need not, be Participants in the Plan.  The President of the Company may appoint a chairman of the Committee and if he fails to do so, the members of the Committee shall elect a chairman. The Committee shall elect a secretary who may, but need not, be a member of the Committee and who shall be responsible for maintaining minutes of the Committee meetings and copies of any reports prepared by the Committee. No member of the Committee will receive any compensation for service on the Committee.

13.3                           Meetings.  The Committee shall hold meetings upon such notice, and at such place or places, and at such intervals as it may from time to time determine, but not less frequently than twice each Plan Year.

13.4                           Quorum.  A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at the meeting of the Committee, or without a meeting by instrument in writing signed by a majority of the members of the Committee. A member shall be entitled to note dissent to any action of the Committee either by entry of such dissent in the minutes or by forwarding a written dissent to the secretary of the meeting at or immediately after the meeting.

13.5                           Powers and Duties.  The Committee shall have absolute and complete discretionary authority to administer and interpret the Plan, including the absolute and complete discretion to decide all claims filed under the Plan.   In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties:

(a)                                  to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(b)                                 to interpret and to construe the Plan and to decide all matters and questions (of fact or otherwise) arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and non-discriminatory manner to all Employees similarly situated and shall be determined in the sole and absolute discretion of the Committee, which shall be final and binding on all interested parties;

(c)                                 to compute, certify and direct the Trustee with respect to the amount of benefits to which any Participant or Beneficiary shall be entitled in accordance with the provisions of the Plan;

(d)                                to review and render decisions respecting a claim (or denial of a claim) for a benefit under the Plan in accordance with the claims procedure described in Article XIV;

(e)                                 to authorize disbursements from the Trust Fund (any instructions of the Committee to the Trustee shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee);

(f)                                   to employ such advisors (including attorneys, independent public accountants and investment advisors), and such other technical and clerical personnel as may be required in the Committee’s discretion for the proper administration of the Plan;

(g)                                to designate by written instrument maintained in the Company’s files, persons or entities to carry out all or part of the responsibilities of the Committee, and such persons shall have the authority as may be delegated to them in such instrument;

(h)                                to review the activities of any person designated to carry out any of the powers or duties of the Committee and to report to the Board of Directors at least once each year on the overall administration of the Plan;

(i)                                    to establish asset administration objectives for the Trust Fund consistent with Plan requirements as determined by the Committee;

(j)                                    to continuously monitor the adequacy of the funds supporting the Plan to add and meet future liabilities and make such recommendations as needed to assure that the funds available are adequate to that purpose;

(k)                                 to periodically review the performance of the Investment Funds and to add and delete Investment Funds from time to time;

(l)                                    to supervise at least one audit of the Trust Fund for each Plan Year and review the Trustee’s annual accounting;

(m)                              to maintain all records necessary for the administration of the Plan;

(n)                                to establish and communicate procedures by which Participants and Beneficiaries can exercise the right to vote Company Stock held in the Plan pursuant to Article XV;

(o)                                to prepare or collect such financial or related data as the Committee may request in connection with the formulation of a funding policy for the Plan or any Plan description, report, other material or summary thereof; and

(p)                                 to establish such accounts and records (including accounts and records with respect to Participants, Beneficiaries and Alternate Payees) as may be necessary or appropriate to carry out the terms of the Plan and to comply with the Code and ERISA.

The duties and responsibilities hereby allocated to the Committee shall be limited solely to those duties and responsibilities expressly provided in the Plan and Trust Agreement and the additional duty of reviewing annually the annual report of the Trustee and the activities relating to the Plan of the Trustee.

The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting, disclosure and other filing requirements of ERISA that are the responsibility of “plan administrators” under ERISA.  To the extent permitted by law, all findings of fact, determinations, interpretations and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

13.6         Expenses.  The reasonable expenses of the Committee and other reasonable expenses incident to the operation of the Plan, including the expenses for any bond required under Section 412 of ERISA and the compensation of persons employed pursuant to Section 13.5(f), shall be paid out of the Trust Fund, but the Employer in its discretion may elect at any time to pay part or all thereof directly, and any such election shall not bind the Employer as to its right to elect, with respect to the same or other expenses at any other time, to have such compensation paid from the Trust Fund.

13.7         Funding Policy.  The Committee shall adopt, review and, if necessary, revise a funding policy and method consistent with the objectives of the Plan.

13.8         Liability and Indemnity of Committee Members.  No member of the Committee will be liable for any act of omission or commission except as expressly provided by ERISA.  To the extent permitted under ERISA, the Company shall indemnify each member of the Board of Directors, the board of directors of an Affiliated Company, or the Committee, each plan administrator, and each employee of any Affiliated Company involved in the administration of the Plan against all costs, expenses and liabilities (including attorney’s fees and amounts paid in settlement with the Committee’s approval) incurred in connection with any action, suit or proceeding instituted against him alleging any act of omission or commission performed by him while acting in good faith in discharging his duties with respect to the Plan.  Indemnification shall not be provided to the extent such costs, expenses and liabilities are covered under insurance as may be now or hereafter provided by the Company or any Affiliated Company.  The Company shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.  In the event the Company elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by the Company and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.  The Company is not liable to indemnify these persons against such claims, losses, damages, expenses or liabilities when the same is judicially determined to be attributable to gross negligence or willful misconduct.  The Company shall pay the premiums on any bonds or insurance secured under this Section 13.8 and shall be entitled to reimbursement by the other Employers for their portioned share.

13.9         Reliance on Reports and Certificates; Actions Taken in Good Faith.  The members of the Committee, the Affiliated Companies and their respective directors, officers and employees shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which may be furnished by any accountant, controller, counsel or other person who is employed or engaged for such purposes. In addition, such parties shall be entitled to rely upon information furnished by a Participant, Beneficiary or Alternate Payee, the Company or the legal counsel for the Company.

The members of the Committee, the Affiliated Companies and their respective directors, officers and employees shall be fully protected with respect to any action taken or suffered by them in good faith and in the absence of gross negligence or willful misconduct in reliance upon any such tables, valuations, certificates, reports or other advice of any such accountant or Trustee or upon any such information furnished by a Participant, Beneficiary or Alternate Payee, the Company or legal counsel for the Company.

13.10       Member’s Own Benefits.  No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to such member’s own benefits under the Plan.

ARTICLE XIV

PARTICIPANT ADMINISTRATIVE PROVISIONS; CLAIMS PROCEDURES

14.1         Personal Data to Committee.  Each Participant and Beneficiary shall furnish to the Committee such evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition that each Participant will promptly furnish full, true, and complete evidence, data and information when requested to do so by the Committee, provided the Committee shall advise each Participant of the effect of such person’s failure to comply with its request.

14.2         Address for Notification.  Each Participant and each Beneficiary of a deceased Participant shall notify the Committee of such person’s mailing address, and each subsequent change of such mailing address, pursuant to such procedures as may be established by the Committee.  Any payment or distribution made hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Committee (or if no such address has been filed, then at the last address shown by the records of the Employer) shall be deemed to have been delivered to the Participant or Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid, to be forwarded to such address.

14.3         Information Available.  Any Participant or Beneficiary may examine copies of the Plan, the Plan’s latest annual report, the Trust Agreement, and any contract or other instrument under which the Plan was established or is operated. The Committee will maintain all of the documents listed in this Section 14.3 for examination during reasonable business hours in its office, or in such other place or places as it may designate from time to time in order to comply with ERISA.  Upon the written request of a Participant or Beneficiary, the Committee shall furnish such person with a copy of any item listed in this Section 14.3. The Committee may make a reasonable charge to the person requesting the copy so furnished.

14.4         Beneficiary’s Right to Information.  A Beneficiary’s right to (and the Company’s or Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until such person first becomes entitled to receive a benefit under the Plan.

14.5         Claims for Benefits.  Except as otherwise provided in this Article XIV, any claim relating to benefits under the Plan shall be submitted in writing to the Committee in such manner as it may direct.  An authorized representative of a claimant may act on behalf of a claimant in pursuing a benefit claim or an appeal of an adverse benefit determination; provided the Committee may establish reasonable procedures to determine whether an individual has been authorized to act on behalf of the claimant.  If the Committee determines that any claimant is not entitled to receive all or part of the benefits claimed, it will mail or deliver written notice to such claimant which sets forth, in a manner calculated to be understood by the claimant, (a) the specific reason or reasons for the adverse determination, (b) references to the specific Plan provisions on which the determination is based, (c) if appropriate, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why submission of such material or information is necessary, and (d) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.  Such notice shall be provided within a reasonable period of time, but not later than ninety (90) days after receipt of the claim unless the Committee provides the claimant with notice in writing before the end of such ninety (90) day period that special circumstances require an extension of time (of no more than a single additional ninety (90) day period) for processing such claim, together with a statement of the reasons for such extension and an indication of the date on which a decision on such claim is expected to be rendered, in which case the decision of the Committee shall be rendered no later than the end of such extended period.

14.6         Appeal and Review.  A claimant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such claimant, may within sixty (60) days after receipt of written notice of such denial request an appeal of such determination.  The claimant (or authorized representative) may submit written comments, documents, records and other information relating to the claim.  The claimant (or authorized representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim (as determined pursuant to Section 503 of ERISA).   The review by the Committee will take into account all comments, documents, records and other information submitted by the claimant (or authorized representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Committee will then render its final decision in writing and will transmit such written decision to the claimant within a reasonable period of time, but not later than sixty (60) days after receipt of such request for review unless (i) the time for such decision is postponed by agreement, or (ii) the Committee (1) determines that special circumstances (such as the need to hold a hearing) require an extension (for no more than a single additional sixty (60) day period) of time for reviewing the claim, and (2) furnishes the claimant written notice of such extension before the termination of the initial sixty (60) day period, such notice to indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.  The Committee shall provide the claimant written notification of its determination on review.  In the case of an adverse benefit determination, such notice shall set forth, in a manner calculated to be understood by the claimant, (a) the specific reason or reasons for the adverse determination, (b) references to the specific Plan provision on which the benefit determination is based, (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as determined pursuant to Section 503 of ERISA), and (d) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

14.7         Place of Payment and Proof of Continued Eligibility.  As required by Section 14.2, each Participant and Beneficiary shall file with the Committee from time to time in writing such person’s post office address and each change of post office address. Any check representing payment hereunder and any communication addressed to a Participant or Beneficiary at such person’s last address filed with the Committee (or if no such address has been filed, then at such person’s last address as shown by the records of the Employer) shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the

United States mail.  If the Committee for any reason is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at such person’s address last known to the Committee, notify such person that all unmailed and future benefit payments shall be henceforth withheld until such person provides the Committee with evidence of such person’s entitlement to such benefit and such person’s proper mailing address.

ARTICLE XV

FUNDING AND INVESTMENT POLICY

15.1         Investment Policy.

(a)           The Plan is designed to invest primarily in Company Stock.

(b)           With due regard to Section 15.1(a), the Committee may also direct the Trustee to invest funds under the Plan in other property described in the Trust or the Trustee may hold such funds in cash or cash equivalents.

(c)           The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(d)           The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan.  However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(e)           All purchases of Company Stock shall be made at a price which, in the judgment of the Committee, does not exceed the fair market value thereof.  All sales of Company Stock shall be made at a price which, in the judgment of the Committee, is not less than the fair market value thereof.  The valuation rules set forth in Article V shall be applicable.

15.2         Application of Cash.  Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

15.3         Contributions.  Employer contributions to the Plan are conditioned upon the continued qualification of the Plan under Code Section 401 and the continued deductibility of such contributions under Code Section 404.

15.4         Return of Employer Contributions.  Any Plan provision to the contrary notwithstanding, no monies held in the Trust Fund shall revert to the Employer except that:

(a)           any residual assets of the Plan may be returned to the Employer in accordance with Section 16.3;

(b)                                 any contribution made by the Employer under a mistake of fact may be returned to it within one year after the contribution is made;

(c)                                  the portion of any contribution which is conditioned upon its deductibility under Code Section 404 may be returned to the Employer within one year after the deduction is disallowed; and

(d)           any amounts otherwise permitted to be repaid to the Employer by ERISA and the Code may be so repaid.

15.5         Appointment of Trustee.  One or more Trustees shall be appointed by the Committee to administer the Trust Fund.  The Trustee’s obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.  The Trust Fund will be maintained for the purposes of the Plan.  The assets of the Trust Fund shall be invested in accordance with the terms of the Plan and the Trust Agreement.  The aggregate of the amounts so contributed to the Plan and held by the Trustee, together with any income, gains and profits thereon, less losses, distributions and other permissible payments therefrom, shall constitute the Trust Fund for the payment of benefits under the Plan.

The Committee will determine the form and terms of any Trust Agreement and may modify such instrument from time to time to accomplish the purposes of the Plan.  No provision of any such Trust Agreement shall in any way be deemed to modify, diminish, enlarge or alter any interest of any Participant or Beneficiary in the Plan or any obligation of any Employer under the Plan.  Each Trustee shall have exclusive responsibility for the management and control of the portion of the Trust Fund held by it except to the extent that the Committee has reserved in the applicable Trust Agreement and has exercised thereunder the authority to delegate such responsibility to itself.

15.6            Exclusive Benefit of Members.  Subject to Sections 15.4 and 16.3, the Trust Fund shall be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of Trust Fund shall be used for or diverted to purposes other than exclusively benefiting the Participants and their Beneficiaries and with respect to expenses of administration.  Notwithstanding the preceding sentence, as provided in Section 16.3, the Employer reserves the right to recover any residual amounts as may remain in the Trust Fund after the satisfaction of all liabilities of the Plan.

15.7            Benefits Supported Only By the Trust Fund.  Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction, and no Employer shall have any liability to any Participant or Beneficiary.

15.8            Rights to Assets of Trust Fund.  No Employee shall have any right to, or interest in, any assets of the Trust Fund, upon Termination of Employment or otherwise, except as provided from time to time under the Plan and then only to the extent of the benefits payable under the Plan to such Employee out of assets of the Trust Fund.  Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in the Plan shall be made solely out of the assets of the Trust Fund, and no Fiduciary of the Plan shall be liable therefor in any manner.

15.9            Voting Company Stock.  The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Committee shall direct; provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement.  If the Committee fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Committee’s failure or refusal to give timely instructions as an exercise of the Committee’s rights and a directive to the Trustee not to vote such Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type class of securities, or, with respect to Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is allocated to the Company Stock Subaccount of such Participant or Beneficiary is to be voted.  If the Employer does not have a registration-type class of securities, with respect to Company Stock other than Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Subaccount of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in DOL Regulations or IRS Regulations.  For purposes of this Section 15.9, the term “registration-type class of securities” means:  (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

ARTICLE XVI

AMENDMENT AND TERMINATION

16.1         Amendment and Duration of the Plan.

(a)           Amendment and Termination of the Plan.  The Company expects to maintain the Plan in force indefinitely, but reserves the right (1) to amend the Plan, in whole or in part, at any time or from time to time, under the procedure described in Section 16.2, and (2) to suspend or terminate the Plan, in whole or in part, at any time, by action of the Board of Directors.

(b)           Limitation on Amendment and Termination of the Plan.  No amendment, suspension or termination of the Plan otherwise permitted will deprive any Participant, Beneficiary or other person of the right to any benefits (in the case of termination, to the extent such benefits are funded) to which any such person is entitled on the date such amendment, suspension or termination becomes effective.  In addition, no such action will operate to recapture for the Company any part of the Trust Fund except as permitted hereunder or except to the extent necessary to meet the requirements of the Internal Revenue Service or any other governmental authority.

(c)           Effect of Termination.  If the Plan is completely terminated, no further contributions will be required to be made by any Employer.  If contributions to the Plan are suspended and the Plan is thereafter completely terminated before the resumption of such contributions, then, to the extent permitted by ERISA, Section 16.3 shall be applied to all Participants whose employment with the Employer terminates during the period for which such contributions were suspended as if the date of termination of the Plan had been the date on which such suspension of Employer contributions became effective.

(d)           Vesting on Termination.  Any Plan provision to the contrary notwithstanding, upon the date of full or partial termination of the Plan an affected Participant’s Account shall become one hundred percent vested.  The Committee shall interpret and administer this Section 16.1(d) in accordance with the intent and scope of Code Section 411(d)(3).

(e)           Amendment to Vesting Schedule.  Although the Company reserves the right to amend the vesting schedule at any time, the Company shall not amend the vesting schedule (and no such amendment shall be effective) if the amendment would reduce the vested percentage of any Participant’s Account (determined as of the later of the date the Company adopts the amendment or the date the amendment becomes effective) to a percentage less than the vested percentage computed under the Plan without regard to the amendment.  If the vesting schedule of the Plan is amended or any other amendment to the Plan is adopted which directly or indirectly affects the computation of the vested percentage of a Participant’s Account, the vested benefit of any Participant who has completed at least three (3)

Years of Service shall be computed under the vesting schedule, original or amended, which will result in the greatest vested percentage being credited to the affected Participant.

16.2         Procedure for Amendment.  Any amendment which is required to be made to the Plan by the Code or ERISA, as well as all other amendments to the Plan, shall be made by action of the Board of Directors, or by such person or persons, including the Committee, as may be designated by the Board of Directors to exercise the authority of the Company to amend the Plan.

16.3         Termination of the Plan.  In the event of a complete or partial termination of the Plan by the Company which affects the Trust Fund or any right to any benefits payable from the Trust Fund, the assets of the Trust Fund will be allocated in the manner required by ERISA.  To the extend funded, the rights of all Participants affected thereby to benefits payable from the Trust Fund accrued as of the date of termination will be fully vested and nonforfeitable.  Any residual assets of the Trust Fund attributable to contributions of the Employers remaining after the above allocation will be distributed to the Company provided all liabilities of the Trust Fund to all Participants, their Beneficiaries and other persons entitled to benefits payable from the Trust Fund under the Plan have been satisfied.

16.4         Corporate Transactions.  The Plan shall not automatically be terminated by the Employer’s acquisition by or merger into any other company or as a result of a similar corporate transaction, but the Plan shall be continued after such transaction provided the successor company agrees to continue the Plan.  All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the transaction.

16.5         Merger with Other Plans.  The Plan shall not be merged or consolidated with, nor shall the assets or liabilities of the Fund be transferred to, any other plan, unless each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive from the Trust Fund immediately before the merger, consolidation or transfer if the Trust Fund had then terminated.

ARTICLE XVII

FIDUCIARY RESPONSIBILITIES

17.1                           Fiduciaries. Each Fiduciary shall discharge such Fiduciary’s duties and responsibilities with respect to the Plan and the Trust Fund in accordance with the provisions more particularly set forth in the Plan and in the Trust Agreement.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.  A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan. The provisions set forth in the Trust Agreement shall be deemed to apply to the Plan as though set forth herein.

17.2                           Allocation of Responsibilities.  The powers and responsibilities of the Fiduciaries are hereby allocated as indicated below:

(a)                                  Company.  The Company shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement.

(b)                                 Employers.  An Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement.

(c)                                  Committee.  The Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, except with respect to duties and responsibilities specifically allocated to other Fiduciaries.

(d)                                 Trustee.  The Trustee shall have the duties and responsibilities set forth in the Trust Agreement.

(e)                                  Allocations.  Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 17.3, or as otherwise provided herein or in the Trust Agreement.

This Article XVII is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided for by a specified provision of the Plan or Trust Agreement.

17.3                           Procedures for Delegation and Allocation of Responsibilities.  Fiduciary responsibilities may be allocated as follows:

(a)                                  The Company may designate one or more individuals or committees of individuals to carry out any of its fiduciary responsibilities in connection with the Plan.  Any such designation may be made in the Plan, by the Board of Directors or by an officer or officers duly authorized by the Board of Directors or by an officer or officers duly authorized by the Board of Directors to make such designation on behalf of the Company.  Any designation or revocation thereof made by the Board of Directors or by such officer or officers shall be made in writing, and shall specify the responsibilities which the designee is to carry out.

                                                (b)                                 The Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities under the Plan, provided that the authority granted the Committee under this subparagraph (b) shall not cause any persons employed to perform ministerial acts and services for the Plan to be deemed Fiduciaries of the Plan.

                                                (c)                                  If at any time there is more than one Trustee serving under a Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

                                                Any allocation of responsibilities pursuant to this Section 17.3 shall be made by filing a written notice thereof with the Committee and the Company specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

                                                17.4                           Basic Responsibilities.  In accordance with and subject to Section 404 of ERISA, any Fiduciary under the Plan, whether specifically designated or not, must:

                                                (a)                                  discharge such Fiduciary’s duties solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing Plan benefits and defraying reasonable administrative expenses;

                                                (b)                                 discharge such Fiduciary’s responsibilities with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man would use in the conduct of an enterprise of like character and with like aims;

                                                (c)                                  diversify investments of the Plan so as to minimize the risk of large losses unless, under the circumstances, it is clearly not prudent to do so; and

                                                (d)                                 conform with the provisions of the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with Title I of ERISA.

17.5                           Liability Among Co-Fiduciaries.

                                                (a)                                  General.  Except for any liability that a Fiduciary may have under ERISA, a Fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another Fiduciary of the Plan except where (i) such Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach, (ii) such Fiduciary’s failure to comply with the general fiduciary standards set out in Section 17.4 in the administration of such Fiduciary’s specific responsibilities that give rise to such Fiduciary’s status as a Fiduciary, has enabled such other Fiduciary to commit a breach, or (iii) such Fiduciary has knowledge of a breach by such other Fiduciary and such Fiduciary does not undertake reasonable efforts under the circumstances to remedy the breach.

                                                (b)                                 Co-Trustees.  In the event that there are two or more Trustees serving under the Trust Agreement, each should use reasonable care to prevent a co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Trust, except that in the event of an allocation of responsibilities, obligations, or duties among Trustees, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section 17.5, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

                                                (c)                                  Liability Where Allocation is in Effect.  To the extent that fiduciary responsibilities are specifically allocated either by a fiduciary or pursuant to the express terms hereof to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Fiduciary violated Section 17.4 (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, or (iii) in continuing the allocation or designation, or if the Fiduciary would otherwise be liable in accordance with this Section 17.5.

                                                (d)                                 No Duty to Inquire.  Neither the Company, the Trustee nor the Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

                                                (e)                                  Successor Fiduciary.  No Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before such Fiduciary became a Fiduciary or after such Fiduciary ceased to be a Fiduciary.

ARTICLE XVIII

GENERAL PROVISIONS

                                                18.1                           Payment in the Event of Legal Disability.  Payments to any Participant, Beneficiary, or Alternate Payee shall be made to the recipient entitled thereto in person or upon such person’s personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal incapacity (e.g., minority or adjudicated incompetency) or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of such person’s own interest and advantage.  The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:  (i) to such person directly, (ii) to the guardian of such person or such person’s estate, (iii) to a relative or friend of such person, to be expended for such person’s benefit, or (iv) to a custodian for such person under any Uniform Gifts to Minors Act.  The decision of the Committee, in each case, shall be final, binding, and conclusive upon all persons.  The Committee shall not be obliged to see to the proper application or expenditure of any payment so made.  Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Plan, the Trust Fund, the Affiliated Companies, the Committee, the Trustee and any other person, to the extent of the distributions so made.

                                                18.2                           Payments Only from Trust Fund.  All benefits of the Plan shall be payable solely from the Trust Fund and neither the Affiliated Companies, the Committee nor the Trustee shall have any liability or responsibility therefor except as expressly provided herein.

                                                18.3                           Unclaimed Benefits.  Except as required by the Code or ERISA, neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary.  The Committee, by certified or registered mail addressed to a Participant’s or Beneficiary’s last known address of record with the Committee or the Employer, shall notify any such Participant or Beneficiary that such person is entitled to a distribution under the Plan, and the notice shall quote the relevant provisions of this Section 18.3.  If the Participant or Beneficiary fails to claim such benefits or make such person’s whereabouts known in writing to the Committee within a reasonable period of time after the date of notification, the Committee shall notify the Social Security Administration of the Participant’s (or Beneficiary’s) failure to claim the distribution to which such person is entitled.  The Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with the procedures it has established for such purpose.  If the Committee or the Trustee cannot make payment of any amount to a Participant or Beneficiary within three years after such amount becomes payable because the identity or whereabouts of such Participant or Beneficiary cannot be ascertained, the Committee, at the end of such three-year period, will direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be treated as a forfeiture hereunder; provided however, that if such individual is subsequently located, benefits shall thereupon become payable in the same amount as would otherwise have been payable.

                                                18.4                           Execution of Receipts and Releases.  Any payment to any Participant, or to such person’s legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and the Trust

Fund.  The Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

                                                18.5                           No Guarantee of Interests.  Neither the Trustee, the Committee, nor any Employer guarantees the Trust Fund from loss or depreciation.  The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund.  The liability of the Committee, the Trustee, and the Employer to make any payment from the Trust Fund is limited to the then available assets of the Trust Fund.

18.6                           Employer Records.  Records of an Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and Compensation will be conclusive on all persons, unless determined by the Committee to be incorrect.

                                                18.7                           Interpretations and Adjustments.  To the extent permitted by law, an interpretation of the Plan and a decision on any matter within a Fiduciary’s discretion made in good faith is final, binding, and conclusive on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as such person considers equitable and practicable and in compliance with applicable law.

                                                18.8                           Errors in Payment; Misstatements.  If any error, including an error resulting from any statement made or omitted to be made by any Participant or Beneficiary in any document or other information required to be submitted in connection with the Plan, shall result in the payment to any individual or entity of more or less than such person would have received but for such error, the Committee may correct such error and adjust payments hereunder as far as possible.

                                                18.9                           Uniform Rules.  Uniform rules shall be applied in administering the Plan to all Participants similarly situated.

                                                18.10                     Evidence.  Evidence required of anyone under the Plan may be given by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                                18.11                     Severability.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

                                                18.12                     Notice.  Any notice required to be given herein by the Trustee, an Employer, or the Committee, shall be deemed delivered when (a) personally delivered, or (b) placed in the United States mail, postage prepaid, in an envelope addressed to the last known address of the person to whom the notice is given.

                                                18.13                     Waiver of Notice.  Any person entitled to notice under the Plan may waive the notice.

                                                18.14                     Successors.  The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee, and their successors.

                                                18.15                     Obligations of the Company.  The obligations of the Company under the Plan shall be limited to those obligations specifically assumed by it under the terms hereof, together with such additional obligations, if any, as may be imposed upon the Company by applicable law.

18.16                     Inalienability of Benefits.  (a) Subject to Code Section 401(a)(13), except as provided in this Section or as otherwise permitted by the Code and ERISA, no benefit payment under the Plan, and no right or claim thereto, shall be (1) subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or (2) liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual or institution entitled to such payment or possessing such right or claim. If any Participant, Beneficiary or other person entitled to receive any benefit hereunder is adjudicated bankrupt or if any attempt is made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit or claim or right thereto, except as specifically provided in the Plan, then such attempt shall not be honored and any such benefit or any remaining portion thereof shall be paid or held, after such adjudication or attempt, for the benefit of the Participant or Beneficiary (as the case may be) and paid in accordance with the provisions of the Plan.

                                               (b)                                  For purposes of Section 18.16(a), there shall not be taken into account any voluntary and revocable assignment of not more than ten percent (10%) of any benefit payment made to any Participant or Beneficiary who is receiving benefits under the Plan, unless such assignment is made for purpose of defraying Plan administrative costs.

                                                (c)                                  Section 18.16(a) shall apply to an Order unless the Order is determined to be a Qualified Domestic Relations Order.

                                                (d)                                 Section 18.16(a) shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1)                                  the order or requirement to pay arises

                                                                                                (i)                                     under a judgment of conviction for a crime involving the Plan,

(ii)                                  under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

                                                                                                                                                (iii)                               pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person, and

                                                                                                (2)                                  the judgment, civil judgment or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

                                                (e)                                  An arrangement pursuant to which a Participant or Beneficiary directs the Plan to pay some or all of a Plan benefit payment to a third party (including an Employer) will not violate Section 18.16(a) and Code Section 401(a)(13) if (1) such direction is revocable at any time by the Participant or Beneficiary, and (2) the third party has filed with the Committee an acknowledgement that such third party has no enforceable right in or to any Plan benefit payment or portion thereof except to the extent of payments actually received pursuant to the terms of such arrangement; provided that a blanket written acknowledgement for all Participants and Beneficiaries who are covered under such arrangement shall be sufficient.

                                                18.17                     Litigation Against the Plan.  If any legal action is filed against the Plan, the Trust, the Trustee, the Board of Directors, an Employer, the Committee, or against any member or members of the Committee or Board of Directors, by or on behalf of any Participant or Beneficiary, which results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Board of Directors, the Employer, the Committee, and any member or members of the Committee or Board of Directors, for all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and then only to the extent permitted under Code Section 401(a)(13) and otherwise permitted by the Code and ERISA.

18.18                     Service of Legal Process.  The Committee shall be the agent of the Plan for the service of legal notice or process.

                                                18.19                     No Rights Implied.  Nothing contained in this Plan, or with respect to the establishment of the Trust Fund, or any modification or amendment to the Plan or Trust Agreement, or in the creation of any account, or the payment of any benefit, shall give any Employee, Participant, or Beneficiary any right to continue employment with an Employer or any legal or equitable right against an Employer or any officer, director, or Employee of an Employer, or against the Trustee, or its agents or employees, except as expressly provided by the Plan, the Trust Agreement, or ERISA.

                                                18.20                     Merger of Matrix Plan.  The Matrix Direct, Inc. Profit Sharing Plan and Trust (the “Matrix Plan”) was merged with and into the Plan effective as of December 31, 2001.  Individuals who were participants in the Matrix Plan (“Matrix Participants”) who were not Participants in the Plan prior to December 31, 2001 became Participants in the Plan as of December 31, 2001, and the accounts of all individuals transferred from the Matrix Plan due to the merger (the “Matrix Accounts”) shall be subject to the terms and conditions of the Plan following said merger; provided that no benefits, rights or features of the Matrix Accounts may be terminated or revised in violation of the Code (including Code Section 411(d)(6)) or ERISA.

                                                18.21                     Construction and Interpretation.  The Company intends for the Plan to be a “qualified” plan under Code Sections 401(a) and 501(a), for that portion of the Plan consisting of the Company Matching Accounts, Profit Sharing Accounts and Unallocated Company Stock Suspense Account to be an ESOP, and for the Plan to comply with the requirements of ERISA, and the provisions hereof shall be so construed.  Unless otherwise indicated by the context, (a) any masculine term used herein includes the feminine and neuter, (b) the definition of any term herein in the singular shall include the plural, and vice versa, and (c) the words “hereof”, “herein”, “hereunder” and similar words shall mean and refer to the entire Plan and not to any particular provision or section.  The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construing the terms of the Plan.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation”.

                                                18.22                     Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Alabama except to the extent preempted by the Code, ERISA or other federal statute.

ARTICLE XIX

PARTICIPATION IN AND WITHDRAWAL

FROM THE PLAN BY AFFILIATED COMPANY

                                                19.1                           Participation in the Plan.  Any Affiliated Company that desires to become an Employer hereunder may elect, with the consent of the Board of Directors, to participate in the Plan for the benefit of its Employees.  Such Affiliated Company shall adopt the Plan for the benefit of its eligible Employees by resolution of its board of directors, effective as of the date specified in such resolutions, and by providing the Company with such documents and information as may be required by the Company.

                                                The adoption resolution or decision shall become, as to the Affiliated Company and its Employees, a part of this Plan as then amended or thereafter amended.  It shall not be necessary for the adopting Affiliated Company to sign or execute the Plan.  The Effective Date of the Plan for any adopting Affiliated Company shall be that stated in the resolution of adoption.  From and after the Effective Date, the adopting Affiliated Company shall assume all the rights, obligations, and liabilities of an Employer hereunder.  The administrative powers and control of the Company, as provided in the Plan, including the sole right to amendment, and of appointment and removal of the Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any adopting Affiliated Company in the Plan.

                                                19.2                           Withdrawal from the Plan.  Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan after giving ninety (90) days’ notice to the Board of Directors, if the Board of Directors consents to such withdrawal.  In the event such withdrawal constitutes a partial termination of the Plan, the affected Participants in the part of the Plan that is terminated shall have fully vested and nonforfeitable rights to their accrued benefits.  Distribution upon such a withdrawal may be implemented through continuation of the Trust Fund, or transfer to a trust fund exempt from tax under Code Section 501, or to a group annuity contract qualified under Code Section 401.  However, no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of the Employer prior to the satisfaction of all liabilities under the Plan as provided under the Plan.

                                                IN WITNESS WHEREOF, this document has been executed as of January 1, 2007.

PROTECTIVE LIFE CORPORATION

By:

Its:

APPENDIX A

PROTECTIVE LIFE CORPORATION

401(k) AND STOCK OWNERSHIP PLAN

JANUARY 1, 2007

The Participating Companies adopting the Plan include the following:

•                  Protective Life Corporation

•                  Chase Insurance Direct, Inc.

•                  Chase Insurance Life and Annuity Company

•                  Empire General Life Assurance Corporation

•                  First Protective Insurance Group, Inc.

•                  Matrix Direct, Inc.

•                  ProEquities, Inc.

•                  Protective Asset Management Group, Inc.

•                  Protective Life and Annuity Insurance Company

•                  Protective Life Insurance Company

•                  Protective Marketing Enterprises, Inc.

•                  Protective Producers Association, Inc.

•                  West Coast Life Insurance Company

Vesting service under the Plan for Employees hired in connection with the acquisitions of the following companies will include service with such companies after the date indicated:

•                  Empire General Life Insurance Company: May 1, 1973

•                  United Founders Life Insurance Company: July 1, 1976

•                  Employee Benefit Communications, Inc.: May 16, 1984

•                  Financial Protection Marketing, Inc.(formerly R.L. Herndon & Associates, Inc.): August 1, 1984

•                  Columbia National Life Insurance Company: Employee’s last hire date

•                  First Protective Insurance Group, Inc.: January 1, 1988

•                  Seaboard Life Insurance Company of America: November 1, 1976

•                  Old Equity Life Insurance Company:  December 16, 1980

•                  American Foundation Life Insurance Company: Employee’s last hire date

•                  Liberty Life Insurance Company: July 1, 1987

•                  IPD Marketing Services, Inc.: February 13, 1992

•                  Durham Life Insurance Company: July 1, 1992

•                  Empire General Life Assurance Corporation: July 1, 1992

•                  National Deposit Life Insurance Company: October 2, 1992

•                  Wisconsin National Life Insurance company: July 30, 1993

•                  West Coast Life Insurance Company:  Employee’s last hire date

•                  Western Diversified Group: Employee’s last hire date

•                  Autoquest, Inc.: Employee’s last hire date

•                  DentiCare, Inc.: March 20, 1995

•                  Parliament Dental Plans, Inc.: May 6, 1997

•                  United Dental Care, Inc.: September 11, 1998

•                  UDC Dental California, Inc.: September 11, 1998

•                  Lyndon Insurance Group, Inc.: Employee’s last hire date

•                  First Protection Company: Employee’s last hire date

•                  LAH Administrators, Inc.: Employee’s last hire date

•                  Matrix Direct, Inc.: Employee’s last hire date

•                  Inter-State Assurance Company : Employee’s last hire date

•                  First Variable Life Insurance Company : Employee’s last hire date

Employment with the following companies immediately prior to the acquisition by the Company or its subsidiaries of such companies was counted in determining eligibility to participate in the Plan:

•                  West Coast Life Insurance Company

•                  Western Diversified Group

•                  Autoquest, Inc.

•                  UDC Dental Care, Inc.

•                  UDC Dental California, Inc.

•                  Lyndon Insurance Group, Inc.

•                  First Protection Company

•                  LAH Administrators, Inc.

•                  Matrix Direct, Inc.

•                  Inter-State Assurance Company

•                  First Variable Life Insurance Company